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                                                                          EX-4.1

================================================================================

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                         a National Banking Association

                            THE CHASE MANHATTAN BANK,
                         a New York Banking Corporation,

                                   as Sellers,

                      THE CIT GROUP/SALES FINANCING, INC.,
                             a Delaware Corporation
                                  as Servicer,

                                       and

                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A,

                                    as Issuer

                       =================================

                          SALE AND SERVICING AGREEMENT

                           Dated as of October 1, 1997

                       =================================


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                                TABLE OF CONTENTS

                                                                           Page
                               ARTICLE I

                             DEFINITIONS.....................................  1

  SECTION 1.1.     Definitions...............................................  1
  SECTION 1.2.     Usage of Terms............................................ 31
  SECTION 1.3.     Methods of Allocating Payments on
                     Receivables; Allocations................................ 31

                               ARTICLE II

                             CONVEYANCE OF RECEIVABLES....................... 31

  SECTION 2.1.     Conveyance of Receivables................................. 31
  SECTION 2.2.     Closing................................................... 33


                               ARTICLE III

                             THE RECEIVABLES................................. 33

  SECTION 3.1.     Representations and Warranties of the
                     Sellers; Conditions Relating to the
                     Receivables............................................. 33

  SECTION 3.2.     Repurchase Upon Breach or Failure of a
                     Condition............................................... 37
  SECTION 3.3.     Custody of Receivable Files............................... 37
  SECTION 3.4.     Duties of Servicer as Custodian........................... 38
  SECTION 3.5.     Instructions; Authority to Act............................ 40
  SECTION 3.6.     Effective Period and Termination.......................... 41

                             ARTICLE IV

          ADMINISTRATION AND SERVICING OF RECEIVABLES........................ 41

  SECTION 4.1.     Duties of Servicer........................................ 41
  SECTION 4.2.     Collection of Receivable Payments......................... 44
  SECTION 4.3.     Realization Upon Receivables.............................. 45
  SECTION 4.4.     Maintenance of Security Interests in
                     Financed Boats.  ....................................... 46
  SECTION 4.5.     Covenants of Servicer..................................... 47
  SECTION 4.6.     Purchase of Receivables Upon Breach....................... 47
  SECTION 4.7.     Servicing Fee............................................. 48
  SECTION 4.8.     Monthly Report............................................ 48
  SECTION 4.9.     Annual Statement as to Compliance......................... 49
  SECTION 4.10.    Annual Report of Accountants.............................. 49
  SECTION 4.11.    Access by Holders to Certain
                     Documentation and Information Regarding
                     Receivables............................................. 50

  SECTION 4.12.    Reports to Holders and the Rating


                                        i

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                     Agencies................................................ 50
  SECTION 4.13.    Reports to the Securities and Exchange
                     Commission.............................................. 50
  SECTION 4.14.    Maintenance of Fidelity Bond.............................. 50
  SECTION 4.15.    Satisfaction of Receivable................................ 51

                             ARTICLE V


                     ACCOUNTS; DISTRIBUTIONS;
           STATEMENTS TO NOTEHOLDERS AND THE CERTIFICATEHOLDERS.............. 51

  SECTION 5.1.     Establishment of Accounts................................. 51
  Section 5.2.     Collections; Applications................................. 53
  SECTION 5.3.     Monthly Advances.......................................... 55
  SECTION 5.4.     Additional Deposits....................................... 56
  SECTION 5.5.     Distributions............................................. 56
  SECTION 5.6.     Reserve Account........................................... 58
  SECTION 5.7.     Net Deposits.............................................. 60
  SECTION 5.8.     Statements to Certificateholders and
                     Noteholders............................................. 60

                             ARTICLE VI

                               THE SELLERS................................... 62

  SECTION 6.1.      Representations of Sellers............................... 62
  SECTION 6.2.      Liability of Sellers; Indemnities........................ 63
  SECTION 6.3.      Merger or Consolidation of Sellers....................... 65
  SECTION 6.4.      Limitation on Liability of Sellers and
                      Others................................................. 65
  SECTION 6.5.      Sellers May Own Notes and Certificates................... 65

                             ARTICLE VII

        THE SERVICER; REPRESENTATIONS AND INDEMNITIES........................ 66

  SECTION 7.1.     Representations of the Servicer........................... 66
  SECTION 7.2.     Liability of Servicer, Indemnities........................ 67
  SECTION 7.3.     Merger or Consolidation of Servicer....................... 68
  SECTION 7.4.     Limitation on Liability of Servicer and
                     Others.................................................. 68
  SECTION 7.5.     Servicer Not To Resign.................................... 69
  SECTION 7.6.     Assignment of Servicing................................... 69
  SECTION 7.7.     Insurance................................................. 70
  SECTION 7.8.     Indemnity by Issuer....................................... 70
  SECTION 7.9.     Servicer May Own Notes and Certificates................... 70

                             ARTICLE VIII

                    EVENTS OF SERVICING TERMINATION.......................... 71

  SECTION 8.1.      Events of Servicing Termination.......................... 71
  SECTION 8.2.      Appointment of Successor................................. 73
  SECTION 8.3.      Notification to Noteholders and


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                     Certificateholders...................................... 74
  SECTION 8.4.     Waiver of Past Defaults................................... 74

                             ARTICLE IX

                            TERMINATION...................................... 74

  SECTION 9.1.     Optional Purchase of All Receivables;
                     Trust Termination....................................... 74

                             ARTICLE X

                   MISCELLANEOUS PROVISIONS.................................. 77

  SECTION 10.1.    Amendment................................................. 77
  SECTION 10.2.    Protection of Title to Owner Trust
                     Estate.................................................. 78
  SECTION 10.3.    Governing Law............................................. 81
  SECTION 10.4.    Notices................................................... 81
  SECTION 10.5.    Severability of Provisions................................ 81
  SECTION 10.6.    Assignment................................................ 82
  SECTION 10.7.    Certificates and Notes Nonassessable and
                     Fully Paid.............................................. 82
  SECTION 10.8.    Third-Party Beneficiaries................................. 82
  SECTION 10.9.    Assignment to Indenture Trustee........................... 82
  SECTION 10.10.   Limitation of Liability of Owner Trustee
                     and Indenture Trustee................................... 82
  SECTION 10.11.   Power-of-Attorney......................................... 83


                                 SCHEDULES

  Schedule A-1     -       List of Chase Receivables
  Schedule A-2     -       List of Chase USA Receivables
  Schedule B       -       Allocation of Notes and Certificates
  Schedule C       -       Allocation of Fees and Expenses to
                           Servicer

                                 EXHIBITS

  Exhibit A        -       Form of Servicer's Certificate
  Exhibit B        -       Form of Monthly Report
  Exhibit C        -       Form of Amended and Restated Servicing
                           Agreement


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                  Sale and Servicing Agreement, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association ("Chase USA") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase," and collectively with Chase USA and their respective successors hereunder, the "Sellers"), THE CIT GROUP/SALES FINANCING, INC. ("CITSF"), as Servicer (together with any successor hereunder, the "Servicer") and CHASE MANHATTAN MARINE OWNER TRUST 1997-A, as issuer (the "Issuer").

                              W I T N E S S E T H :

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Accrued Interest" on a Receivable, as of any date of determination, means that amount of interest accrued on the Principal Balance at the related Contract Rate but not paid by or on behalf of the Obligor.

                  "Accounts" means, collectively, the Collection Account, the Reserve Account, the Paid-Ahead Account and the Note Distribution Account.

                  "Actual Principal Balance" means, as of the close of business on the last day of a Collection Period, (a) with respect to a Precomputed Receivable, the sum of (i) the Principal Balance thereof as of such day and (ii) the portion of all Scheduled Payments on such Receivable due and unpaid on or prior to such day allocable to principal using the actuarial method and (b) with respect to a Simple Interest Receivable, the Principal Balance thereof as of such day.

                  "Administration Agreements" mean collectively, the CITSF Administration Agreement and the Chase Administration Agreement.

                  "Administrators" means each of the Chase Administrator and the CITSF Administrator.


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                  "Administrative Fees" means late payment fees, extension fees and transfer of equity and assumption fees with respect to the Receivables.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any Person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

                  "Aggregate Losses" has the meaning specified in the Servicing Agreement.

                  "Aggregate Net Losses" means, for a Distribution Date, the amount equal to (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (ii) the Net Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Liquidated Receivables.

                  "Agreement" means this Sale and Servicing Agreement, dated as of October 1, 1997, among the Issuer, the Sellers and the Servicer, as the same may be amended and supplemented from time to time.

                  "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Boat and related costs.

                  "Andrews" shall mean Andrews Record Management, Inc.

                  "Applied Paid-Ahead Amount" means, with respect to any Precomputed Receivable and any Collection Period for which the amount actually paid is less than the Scheduled Payment due during such Collection Period, the Deferred Paid-Ahead Amount with respect to such Precomputed Receivable to the extent of such shortfall; provided that if such Precomputed Receivable becomes a Liquidated Receivable during such Collection Period, the Applied Paid-Ahead Amount with respect to such Collection Period shall equal such Receivable's then outstanding Deferred Paid-Ahead Amount, if any.

                  "Assignment" means an assignment of a Preferred Mortgage in compliance with the requirements of the Ship Mortgage Statutes.

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                  "Authenticating Agent" has the meaning specified in Section
2.13 of the Indenture and shall initially be the corporate trust office of Chase and its successors and assigns in such capacity.

                  "Authorized Officer" means any officer of the Owner Trustee, Indenture Trustee or Servicer who is authorized to act on behalf of the Owner Trustee, Indenture Trustee or Servicer, as applicable, and who is identified as such on the list of authorized officers delivered by each such party on the Closing Date.


                  "Available Amount" means, on any Distribution Date, an amount equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or


                                        3


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deposits made in respect of the Receivables in the related Collection Period
(including Net Liquidation Proceeds, any recoveries on Liquidated Receivables and any Applied Paid-Ahead Amounts), (ii) the Repurchase Amounts for any Receivable repurchased by either Seller or purchased by the Servicer and the Optional Purchase Amount, if applicable, and (iii) any Monthly Advances made by the Servicer (with respect to (ii) and (iii) above,to the extent such Repurchase Amounts, the Optional Purchase Amount or Monthly Advances are paid on or before the Deposit Date immediately preceding such Distribution Date), over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from Collections on the Receivables): (i) any amounts incorrectly deposited in the Collection Account, (ii) Investment Earnings on the funds in the Collection Account, (iii) payments on the Receivables not transferred to the Issuer (including, without limitation, Excluded Administrative Fees, Excluded Paid-Ahead Amounts and Excluded Forced-Placed Insurance Premiums) and (iv) any other amounts, if any, permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from Collections on the Receivables) pursuant to this Agreement.

                  "Available Reserve Account Amount" means, for each Distribution Date, an amount equal to the lesser of (i) the amount on deposit in the Reserve Account and (ii) the Specified Reserve Account Balance for such Distribution Date.

                  "Average Annual Balance" means, for any calendar year or partial calendar year, the quotient obtained by dividing (x) the Pool Balance as of the end of each month of such calendar year or partial calendar year, as the case may be, by (y) twelve (12) or the number of months constituting such partial calendar year with respect to any partial calendar year.

                  "Average Delinquency Percentage" means for any Distribution Date, the average of the Delinquency Percentages for such Distribution Date and the preceding two (2) Distribution Dates.

                  "Average Net Loss Ratio" means for any Distribution Date, the average of the Net Loss Ratios for such Distribution Date and the preceding two
(2) Distribution Dates.

                  "Basic Documents" means this Agreement, the Certificate of Trust, the Indenture, the Depository Agreements, the Trust Agreement, the Administration Agreements and other documents and certificates delivered in connection therewith.


                  "Benefit Plan" has the meaning specified in Section
11.12 of the Trust Agreement.

                  "Book-Entry Notes" means the Notes, ownership and transfers of which shall be made through book entries by a


                                        4


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Clearing Agency or Foreign Clearing Agency as described in Section 2.10 of the
Indenture.

                  "Business Day" means a day, other than a Saturday or a Sunday, on which the Indenture Trustee and banks located in New York, New York, Wilmington, Delaware and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                  "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as amended from time to time.

                  "Capital Accounts" has the meaning specified in
Section 5.7 of the Trust Agreement.

                  "Cedel" means Centrale de Livraison de Valeurs
Mobilieres, S.A.

                  "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Owner Trust Estate.

                  "Certificate Distribution Account" has the meaning specified in Section 5.1 of the Trust Agreement.

                  "Certificate Interest" means the fractional undivided beneficial equity interests in the Trust represented by the Certificates.

                  "Certificate of Trust" means the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Issuer pursuant to
Section 3810(a) of the Business Trust Statute.

                  "Certificate Register" and "Certificate Registrar" means the register maintained and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificated Securities" means a "certificated security" within the meaning of the Relevant UCC.

                  "Certificateholder" means (i) initially, each of Chase and

Chase USA and (ii) thereafter, the Person in whose name a Certificate is registered in the Certificate Register.


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

                  "CFAC" means Chase Financial Acceptance Corporation, a Delaware corporation, and any successor thereto.

                  "CFHI" means Chase Financial Holdings, Inc., a Delaware corporation, and any successor thereto.

                  "CFMC" means Chase Financial Management Corporation, an Ohio corporation, and any successor thereto.

                  "Chase" means The Chase Manhattan Bank, a New York banking corporation, and any successor thereto.

                  "Chase Administration Agreement" means the Chase Administration Agreement dated as of October 1, 1997, among the Issuer, Chase and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Chase Administrator" means The Chase Manhattan Bank, as administrator under the Chase Administration Agreement, and its successors and assigns.

                  "Chase Financial Receivables" means those Chase USA Receivables owned by CFAC or CFHI before being sold to Chase USA pursuant to the Purchase and Sale Agreement.

                  "Chase Receivable" means a Receivable transferred by Chase to the Issuer pursuant to Section 2.1.

                  "Chase USA" means Chase Manhattan Bank USA, National Association, a national banking association, or any successor thereto.

                  "Chase USA Receivable" means a Receivable transferred by Chase USA to the Issuer pursuant to Section 2.1.

                  "CIT" means The CIT Group, Inc., a Delaware corporation.

                  "CITSF" means The CIT Group/Sales Financing, Inc., a Delaware corporation, and its successors in interest as permitted under the Basic Documents.

                  "CITSF Administration Agreement" means the CITSF Administration Agreement dated as of October 1, 1997, among the Issuer, CITSF and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "CITSF Administrator" means CITSF, as administrator under the CITSF Administration Agreement, and its successors and assigns.

                  "Class A-1 Interest Rate" means [___]% per annum.

                  "Class A-1 Notes" means $41,800,000 aggregate principal amount of Class A-1 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-2 Interest Rate" means [___]% per annum.

                  "Class A-2 Notes" means $55,600,000 aggregate principal amount of Class A-2 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-3 Interest Rate" means [___]% per annum.

                  "Class A-3 Notes" means $50,600,000 aggregate principal amount of Class A-3 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-4 Interest Rate" means [___]% per annum.

                  "Class A-4 Notes" means $37,300,000 aggregate principal amount of Class A-4 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-5 Interest Rate" means [___]% per annum.

                  "Class A-5 Notes" means $29,300,000 aggregate principal amount of Class A-5 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A-6 Interest Rate" means [___]% per annum.

                  "Class A-6 Notes" means $23,700,000 aggregate principal amount of Class A-6 [___]% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

                  "Class A Notes" means the Class A-1 Notes, the Class A- 2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-6 Notes.

                  "Class A Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of (i) the Class A Noteholders' Interest

Distributable Amount for the preceding Distribution Date over (ii) the amount in respect of interest that was actually deposited in the Note Distribution Account in respect of the Class A Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by the Class A Notes for the related Interest Accrual Period.

                  "Class A Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (x) the Class A Noteholders' Monthly Interest Distributable Amount for all classes of Class A Notes for such Distribution Date and (y) the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

                  "Class A Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, for each class of Class A Notes, interest accrued during the related Interest Accrual Period at the Interest Rate borne by such class of Class A Notes on the outstanding principal balance of the Class A Notes of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date). Interest for purposes of this definition shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Class B Note" means $10,650,000 aggregate principal amount of Class B [___]% Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.

                  "Class B Interest Rate" means [___]% per annum.

                  "Class B Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of (i) the Class B Noteholders' Interest Distributable Amount for the preceding Distribution Date over (ii) the amount in respect of interest that was actually deposited in the Note Distribution Account in respect of the Class B on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class B Notes for the related Interest Accrual Period.

                  "Class B Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (x) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (y) the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

                  "Class B Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, interest accrued during the Interest Accrual

Period at the related Interest Rate borne by the Class B Notes on the outstanding principal balance of the Class B Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date). Interest for purposes of this definition on the Class B Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Class C Note" means $17,312,029.25 aggregate principal amount of Class C [___]% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

                  "Class C Interest Rate" means [___]% per annum.

                  "Class C Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of (i) the Class C Noteholders' Interest Distributable Amount for the preceding Distribution Date over (ii) the amount in respect of interest that was actually deposited in the Note Distribution Account in respect of the Class C Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class C Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class C Notes for the related Interest Accrual Period.

                  "Class C Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (x) the Class C Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (y) the Class C Noteholders' Interest Carryover Shortfall for such Distribution Date.

                  "Class C Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, interest accrued during the related Interest Accrual Period at the Interest Rate borne by the Class C Notes on the outstanding principal balance of the Class C Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date). Interest for purposes of this definition on the Class C Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency (including a Foreign Clearing Agency).

                  "Closing Date" means October __, 1997.


                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Account" has the meaning specified in
Section 5.1(a)(i).

                  "Collection Period" means each calendar month beginning with October 1997 until Chase Manhattan Marine Owner Trust 1997-A shall terminate pursuant to Article IX of the Trust Agreement.

                  "Collections" means all collections in respect of Receivables, including Net Liquidation Proceeds.

                  "Control" means (a) with respect to a Security
Entitlement if:

                   (i)  (A)   the Indenture Trustee is the Securities
                              Intermediary for the Reserve Account, or

                        (B)   the Indenture Trustee

                              (1)   is registered on the records of the
                                    Securities Intermediary as the person
                                    having such a Security Entitlement against the Securities Intermediary, or

                              (2)   has obtained the agreement, in
                                    writing, of the Securities Intermediary
                                    for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other person, and

                  (ii)  the Securities Intermediary for such Security
Entitlement

                        (a) is the registered owner of the related Financial Asset,

                        (b) is the holder of the Security Certificate for the related Financial Asset, or

                        (c) holds its interest in the related Financial Asset directly through a clearing corporation (as defined in Revised Article 8); and


                  (b)   with respect to a United States Security Entitlement if:

                   (i)  (A)   the Indenture Trustee is a participant in the
                              book entry system maintained by the Federal
                              Reserve Bank that is acting as fiscal agent for the issuer of such the Securities United States
                              Security Entitlement; and

                        (B) such Federal Reserve Bank has indicated by book entry that such United States Security Entitlement has been credited to the Indenture Trustee's securities account in such book entry system; or

                  (ii)  (A)   the Indenture Trustee

                              (1)   is registered on the records of a
                                    Securities Intermediary as the Person
                                    having a Security Entitlement in respect of such United States Security Entitlement against such Securities Intermediary; or

                              (2) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other Person; and

                        (b) the Securites Intermediary for such Security Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Security Entitlement; and

                        (c) such Federal Reserve Bank has indicated by book entry that such United States Security Entitlement has been credited to the Securities Intermediary's securities account in such book entry system.

                  "Contract Rate" of a Receivable means the annual rate of interest stated in such Receivable.

                  "Controlling Notes" means (i) all classes of Class A Notes voting as a single class until the Class A Notes have been paid in full, (ii) after the Class A Notes have been paid in full, the Class B Notes and (iii) after the Class B Notes have been paid in full, the Class C Notes.

                  "Corporate Trust Office" shall mean the New York office of the Indenture Trustee or the Wilmington, Delaware office of the Owner Trustee, as applicable.


                  "Cutoff Date" means October 1, 1997.

                  "Cutoff Date Pool Balance" shall be $266,262,029.25 .
                   ------------------------           ----------------

                  "Dealer" means the dealer which sold a Financed Boat and which originated or assisted in the origination of the Dealer Receivable relating to such Financed Boat under a Dealer Agreement.

                  "Dealer Agreement" means any agreement and, if applicable, assignment under which Dealer Receivables were originated by or through a Dealer and sold to an Originating Entity.

                  "Dealer Receivable" means a Receivable originated with the involvement of a Dealer.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deferred Paid-Ahead Amount" means, with respect to any Collection Period and any Precomputed Receivable, the amount, if any, held by the Servicer pursuant to Section 5.2(b) or in the Paid-Ahead Account with respect to such Receivable.

                  "Definitive Notes" means Notes issued in certificated, fully registered form as provided in Section 2.12 of the Indenture.

                  "Delaware Trustee" has the meaning specified in
Section 10.1 of the Trust Agreement.

                  "Delinquency Percentage" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which were 60 days or more delinquent (including Receivables, which are not Liquidated Receivables, relating to Financed Boats that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.

                  "Delivery" when used with respect to Reserve Account Property means:

                           (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank.

                           (b) with respect to any Uncertificated Security
         (i) if the issuer of the Uncertificated Security is organized under the laws of an Old Article 8 Jurisdiction, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture
         Trustee or its nominee or custodian; and (i) if the issuer of the Uncertificated Security is organized under the laws of a jurisdiction that has adopted Revised Article 8, (A) the issuer registers the Indenture Trustee as the registered owner thereof or (y) the Indenture Trustee otherwise satisfies the requirements of Section 8-106(c) of Revised Article 8.

                  "Deposit Date" means the Business Day immediately preceding each Distribution Date.

                  "Depositor" means each Seller in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means the third Business Day prior to a Distribution Date.

                  "Designated Receivables" means those Receivables having original Principal Balances of $50,000 or more.

                  "Distribution Date" means, in the case of the first Collection Period, November 17, 1997, and in the case of every Collection Period thereafter, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the first Distribution Date.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Company and its successors and assigns.


                  "Eligible Deposit Account" means (a) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which, except in the case of the Reserve Account, may be Chase so long as Chase is a Qualified Institution; or (b) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, which shall, except in the case of the Reserve Account, initially be Chase, and may be maintained with Chase so long as Chase is a Qualified Trust Institution.

                  "Eligible Servicer" means CITSF, Chase, either Trustee or any other Person qualified to act as Servicer of the Receivables under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of marine installment sale contracts.

                  "ERISA" has the meaning specified in Section 11.12 of the Trust Agreement.

                  "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, in its capacity as the operator of the Euroclear system.

                  "Excluded Administrative Fees" means all Administrative Fees incurred by the Obligors prior to August 18, 1997.

                  "Excluded Forced-Placed Insurance Premiums" means, with respect to any Receivable, any forced-placed insurance premium not included in such Receivable's Principal Balance as of the Cutoff Date.

                  "Excluded Precomputed Amounts" means, with respect to any Precomputed Receivable, any Scheduled Payments due thereon prior to the Cutoff Date.

                  "Executive Officer" means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank, and with respect to any partnership, any general partner thereof.

                  "Event of Default" means an event specified in Section
5.1 of the Indenture.

                  "Event of Servicing Termination" means an event specified in Section 8.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                  "Expenses" has the meaning specified in Section 8.2 of the Trust Agreement.

                  "Farm Credit Entitlement" means a "Security
Entitlement" as defined in 12 C.F.R. Section  615.5450.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLBank Entitlement": means a "Security Entitlement" as defined in 12 C.F.R. Section 912.1.

                  "FHLMC" means the Federal Home Loan Mortgage
Corporation or any successor thereto.

                  "Financed Boat" means, with respect to a Receivable, a new or used power boat (including any boat motors and accompanying boat trailers) or sail boat, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

                  "Final Scheduled Distribution Date" means for (a) the Class A-1 Notes, the January 2000 Distribution Date, (b) the Class A-2 Notes, the March 2002 Distribution Date, (c) the Class A-3 Notes, the January 2005 Distribution Date, (d) the Class A-4 Notes, the April 2007 Distribution Date,
(e) the Class A-5 Notes, the October 2009 Distribution Date, (f) Class A-6 Notes, the April 2012 Distribution Date, (g) the Class B Note, the August 2013 Distribution Date and (h) the Class C Notes, October 2017 Distribution Date.

                  "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Note Final Scheduled Distribution Date with respect to the Class C Notes.

                  "Financial Asset" means within the meaning of Section 8-102(a)(9) of Revised Article 8.

                  "FNMA" means the Federal National Mortgage Association or any successor thereto.

                  "Foreign Clearing Agency" means, collectively, CEDEL and the Euroclear Operator.

                  "Funding Corporation Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. Section 1511.1.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to
exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Holder" or "Holders" means, unless the context otherwise requires, both Certificateholders and Noteholders.

                  "HUD Entitlement" means a "Security Entitlement" as defined in 24 C.F.R. Section 81.2.

                  "Indemnified Parties" has the meaning specified in
Section 8.2 of the Trust Agreement.

                  "Indenture" means the Indenture dated as of October 1, 1997, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Indenture Trustee" means, initially, Norwest Bank Minnesota, National Association, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Sellers and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Agreement and that the signer is Independent within the meaning thereof.

                  "Insolvency Event" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insurance Policy" means, with respect to each Receivable, the policy of physical damage and all other insurance covering the related Financed Boat or the Obligor.

                  "Interest Accrual Period" means, with respect to any Distribution Date, the period from and including the most recent Distribution Date (or, in the case of the first Distribution Date, the Closing Date) on which interest has been paid to but excluding the following Distribution Date.

                  "Interest Rate" means the rate of interest borne by the Notes of any class.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account and the Paid-Ahead Account.

                  "Issuer" means Chase Manhattan Marine Owner Trust 1997- A, a Delaware business trust, until a successor replaces it and, thereafter, means such successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any of its authorized officers and delivered to the Indenture Trustee.

                  "Lien" means a security interest, lien, charge, pledge or

encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach by operation of law.

                  "Liquidation Expenses" means all reasonable fees of third parties, amounts advanced to satisfy taxes and tax liens and other expenses incurred by the Servicer in the course of converting any defaulted Receivable or Financed Boat into cash proceeds (including, without limitation, expenses relating to recovery, repossession, transporting, repair, care, custody, control and resale of such Financed Boat), but shall not include expenses customarily deducted by third parties from sale proceeds in connection with sales or other dispositions of boats.

                  "Liquidated Receivable" means a defaulted Receivable as to which (i) the Servicer has (A) recovered all amounts that it expects to recover either by sale or disposition of the related Financed Boat or otherwise or (B) all or any part of a scheduled payment is 120 days or more past due, (including, without limitation, a Receivable whose related Obligor is unable to be located), or (ii) all or any part of a scheduled payment is 120 days or more past due.

                  "Loss" has the meaning specified in the Servicing
Agreement.

                  "Military Reservist Relief Act" means the California Military Reservist Relief Act of 1991, as amended.

                  "Monthly Advance" means, with respect to any Distribution Date, any payment made by the Servicer pursuant to Section 5.3 hereof.

                  "Monthly Report" has the meaning assigned in Section 4.8 hereof. The form of Monthly Report is attached as Exhibit B hereto.

                  "Moody's" means Moody's Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

                  "Net Liquidation Proceeds" means the monies collected by the Servicer (from whatever source) during a Collection Period on a Liquidated Receivable, net of (i) any payments required by law to be remitted to the Obligor and (ii) other expenses customarily deducted by third parties from sales proceeds in connection with sales or other dispositions of boats.

                  "Net Loss Ratio" means, for any Distribution Date, an amount, expressed as a percentage, equal to (i) the Aggregate Net Losses for such Distribution Date divided by (ii) the average of the Pool Balances on each of the related Settlement Dates and the last day of the related Collection Period.

                  "New Financed Boat" means a Financed Boat the model year of which is the year of origination of the related Receivable or a later year.

                  "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note, a Class A-5 Note, a Class A-6 Note, a Class B Note or a Class C Note.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii).

                  "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of beneficial interests in such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

                  "Note Pool Factor" for each class of Notes as of the close of business on a Distribution Date means an eight-digit decimal figure equal to the Outstanding Amount of such class of Notes divided by the original Outstanding Amount of such class of Notes. The Note Pool Factor for each class of Notes will be 1.00000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the Outstanding Amount of such class of Notes.

                  "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                  "Noteholders' Distributable Amount" means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                  "Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (x) the Class A Noteholders' Interest Distributable Amount for such Distribution Date, (y) the Class B Noteholders' Interest Distributable Amount for such Distribution Date and (z) the Class C Noteholders' Interest Distributable Amount for such Distribution Date.

                  "Noteholders' Monthly Principal Distributable Amount" means, for any Distribution Date prior to the Distribution Date on which the Notes have been paid in full, 100% of the Principal Distribution Amount for such Distribution Date; and for the Distribution Date on which the Notes are paid in full, the portion of the Principal Distribution Amount for such Distribution Date required to pay the Notes in full.


                  "Noteholders' Principal Carryover Shortfall" means, for any Distribution Date, the excess of (x) the Noteholders'

Principal Distributable Amount for the preceding Distribution Date over (y) the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Distribution Date.

                  "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Principal Distributable Amount for such Distribution Date and (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date; provided that the Noteholders' Principal Distributable Amount shall not exceed the Outstanding Amount of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of such class of Notes to zero.

                  "Note Register" and "Note Registrar" have the meanings specified in Section 2.4 of the Indenture.

                  "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Boat purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

                  "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of a Seller or the Servicer, as appropriate, meeting the requirements of Section 11.1 of the Indenture.

                  "Old Article 8 Jurisdiction" means any jurisdiction that has not adopted Revised Article 8.

                  "Opinion of Counsel" means a written opinion of counsel (who may be counsel to a Seller or the Servicer) reasonably acceptable in form and substance to the Indenture Trustee, meeting the requirements of Section 11.1 of the Indenture (or in the case of an Opinion of Counsel delivered to the Owner Trustee, reasonably acceptable in form and substance to the Owner Trustee).

                  "Optional Purchase Amount" means an aggregate of the following amounts calculated for each Receivable (other than any Liquidated Receivable) as of the close of business on the last day of the Collection Period as of which the Servicer exercises its option to purchase the Owner Trust Estate pursuant to
Section 9.1(a): (i) its Actual Principal Balance, plus (ii) one-month's interest on its Actual Principal Balance as of the related Settlement Date accrued at a rate equal to the greater of (A) the weighted average Contract Rate of the Receivables (based on their Actual Principal Balances as of such Settlement
Date) and (B) the sum of the Interest Rate with respect to the Class C Notes and the Servicing Fee Rate, minus (iii) all Collections of (or allocable to) interest on each such Receivable received during such Collection Period (including from any Applied Paid-Ahead Amounts or Repurchase Amounts) and deposited (or required to be deposited) into the Collection Account.

                  "Originating Entity" means, with respect to any Receivable, the Affiliate of CFAC, Chase, Chase USA or a predecessor of any of them which originated such Receivable.

                  "Outstanding" means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                           (a)  Notes theretofore canceled by the Note
                  Registrar or delivered to the Note Registrar for cancellation;

                           (b) Notes or portions thereof the payment for which
                  money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

                           (c) Notes in exchange for or in lieu of other Notes
                  which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, either Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Authorized Officer of the Indenture Trustee either actually knows to be so owned or has received written notice that such Note is so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, a Seller, the Servicer or any Affiliate of the foregoing Persons.

                  "Outstanding Amount" means, when used with respect to Notes, as of any date of determination, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding as of such date.

                  "Owner Trust Estate" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to
Article II of this Agreement, all funds on deposit from time to time in the Trust Accounts (other than the Note Distribution Account) and all other property of Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to this Agreement.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

                  "Paid-Ahead Account" means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii).

                  "Paid-Ahead Amount" means, with respect to any Collection Period and a Precomputed Receivable, any amount collected on such Precomputed Receivable in excess of the sum of (i) the Scheduled Payment due on such Precomputed Receivable during such Collection Period and (ii) any past due Scheduled Payments from prior Collection Periods received during such Collection Period but not representing a Principal Prepayment in full of such Receivable.

                  "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Indenture Trustee to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, the Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, and in the case of the Indenture with respect to the Notes, and the Trust Agreement with respect to the Certificates, such Paying Agent shall initially be the corporate trust office of Chase.

                  "Payment Shortfall" means (i) with respect to any Simple Interest Receivable and any Collection Period, the excess of (A) the product of

(1) one-twelfth of the Contract Rate of such Receivable and (2) the Principal Balance of such Receivable as of the related Settlement Date (or, in the case of the first Collection Period, as of the Cutoff Date) over (B) the amount of interest, if any, collected on such Receivable during the related Collection Period and (ii) with respect to any Precomputed

Receivable and any Collection Period, the excess of (A) the Scheduled Payment due on such Precomputed Receivable during the related Collection Period over (B) the amount with respect to such payment collected on such Receivable (including any Applied Paid-Ahead Amounts with respect to such Collection Period).

                  "Permitted Investments" means, at any time, any one or more of the following obligations, securities (certificated or uncertificated) or instruments (excluding any security with the "r" symbol attached to its rating):

                             (i) obligations of the United States of America or
                  any agency thereof; provided such obligations are backed by the full faith and credit of the United States of America;

                            (ii) general obligations of or obligations
                  guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated "A-1+" or "AAA" by Standard & Poor's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and P-1+ or Aaa by Moody's;

                           (iii) commercial paper which is then rated P-1 by
                  Moody's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and "A-1+" by Standard & Poor's;

                            (iv) certificates of deposit, demand or time
                  deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Owner Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities which short term unsecured deposit obligations of such depository institution or trust company are then rated P-1 by Moody's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and "A-1+" by Standard & Poor's;

                             (v) demand or time deposits of, or certificates of
                  deposit issued by, any bank, trust company, savings bank or other savings institution so long as such deposits or certificates of deposit are fully insured by the FDIC;

                            (vi) guaranteed reinvestment agreements issued by
                  any bank, insurance company or other corporation the short term unsecured debt or deposits of which are rated P-1 by Moody's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and "A-1+" by Standard & Poor's or the long-term unsecured debt of which are rated Aaa by Moody's and "AAA" by Standard & Poor's;

                           (vii) repurchase obligations with respect to any
                  security described in clauses (i) or (ii) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above;

                          (viii) investments in money market funds, which funds
                  (A) are not subject to any sales, load or other similar charge; and (B) are rated at least "AAAM" or "AAAM-G" by Standard & Poor's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and Aaa by Moody's;

                            (ix) such other investments where either (A) the
                  short-term unsecured debt or deposits of the obligor on such investments are rated "A-1+" by Standard & Poor's, "D-1+" by Duff & Phelps (if rated by Duff & Phelps) and P-1 by Moody's; and

                             (x) any other obligation or security satisfying the Rating Agency Condition;

Permitted Investments include money market mutual funds (so long as such fund has the ratings specified in clause (viii) hereof), including, without limitation, the VISTA U.S. Government Money Market Fund or any other fund for which Chase, the Owner Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) Chase, Norwest Bank Minnesota, National Association, Wilmington Trust Company or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) Chase, Norwest Bank Minnesota, National Association, Wilmington Trust Company or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes Chase, Norwest Bank Minnesota, National Association, Wilmington Trust Company or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds (but not to exceed investment earnings), in addition to any fees and expenses Chase, Norwest Bank Minnesota, National Association, or Wilmington Trust Company, as applicable, may charge and collect for services rendered pursuant to this Agreement.

                  "Person" means a legal person, including any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the Relevant UCC and are susceptible to physical delivery and Certificated Securities.

                  "Pool Balance" as of any date of determination means the aggregate Principal Balance of the Receivables, calculated as of the close of business on such date.

                  "Precomputed Receivable" means (i) any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or (ii) any monthly actuarial Receivable.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Mortgage" means a "preferred mortgage" as defined in Section 31322 of the Ship Mortgage Statutes.

                  "Principal Balance" means, as of the close of business on the last day of a Collection Period, (a) with respect to a Precomputed Receivable, the Amount Financed minus the sum of (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial method,
(ii) any payment of the Repurchase Amount with respect to the Precomputed

Receivable allocable to principal using the actuarial method and (iii) any Principal Prepayment applied to reduce the Principal Balance of the Precomputed Receivable in full and (b) with respect to a Simple Interest Receivable, the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Repurchase Amount with respect to the Simple Interest Receivable allocable to principal using the Simple Interest Method, in each case without giving effect to any adjustments due to bankruptcy or similar proceedings.

                  "Principal Distributable Amount" means, for each Distribution Date, an amount equal to the sum of the following amounts with respect to the related Collection Period, in each case calculated in accordance with the method specified in each

Receivable, (i) (A) all payments of principal (including all Principal Prepayments applied during the related Collection Period as described below) made on each Simple Interest Receivable during the related Collection Period and
(B) that portion of the Scheduled Payments due during such Collection Period allocable to principal using the actuarial method with respect to each Precomputed Receivable (or the Principal Balance thereof if such Precomputed Receivable is prepaid in full during such Collection Period), (ii) the Principal Balance of each Repurchased Receivable and (iii) the Principal Balance of each Receivable that became a Liquidated Receivable during the related Collection Period; provided, however, that (x) payments of principal (including Principal Prepayments) with respect to a Repurchased Receivable received after the last day of the Collection Period in which the Receivable became a Repurchased Receivable shall not be included in the Principal Distribution Amount and (y) if a Liquidated Receivable is purchased by a Seller or the Servicer pursuant to this Agreement on the Deposit Date immediately following the Collection Period in which it became a Liquidated Receivable, no amount will be included with respect to such Receivable in the Principal Distribution Amount pursuant to clause (iii) above. Principal Prepayments with respect to Simple Interest Receivables will be treated as collections for the Collection Period in which they are received, and Principal Prepayments with respect to Precomputed Receivables will be deposited into the Paid-Ahead Account or retained by the Servicer pursuant to Section 5.2(b) and treated as collections for the Collection Period in which the related Scheduled Payment was due.

                  "Principal Prepayment" means a payment or other recovery of principal on a Receivable (including insurance proceeds and Net Liquidation Proceeds applied to principal on a Receivable) which is received in advance of its due date.

                  "Proceeding" means any suit in equity, action or law or other judicial or administrative proceeding.


                  "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of August 20, 1997, among CFAC, CFHI and Chase USA, as the same may be amended and supplemented from time to time.

                  "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the States thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

                  "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any one of the States thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's, "BBB-" by Duff & Phelps (if rated by Duff & Phelps) and Baa3 by Moody's.

                  "Rating Agency" means any of Standard & Poor's, Moody's or Duff & Phelps.

                  "Rating Agency Condition" means, with respect to any action or event, that each Rating Agency shall have notified the Sellers, the Servicer, the Indenture Trustee and the Owner Trustee, in writing, that such action or event will not result in reduction or withdrawal of any then outstanding rating of any outstanding Note with respect to which it is the Rating Agency.

                  "Receivable" means a retail installment sale contract or purchase money promissory note or other promissory note and security agreement executed by an Obligor in respect of a Financed Boat, and all proceeds thereof and payments thereunder (other than (i) Excluded Precomputed Amounts, (ii) Excluded Administrative Fees and (iii) Excluded Force-Placed Insurance Premiums), which Receivable shall be identified on Schedule A-1 or Schedule A-2 to this Agreement.

                  "Receivable Files" means, the documents specified in Section 3.3, together with all other documents or records that the Servicer shall add to such documents from time to time in accordance with its customary procedures.


                  "Receivables Pool" means the pool of Receivables included in the Trust.

                  "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date unless Definitive Notes are issued, in which case, Record Date, with respect to such Definitive Notes shall mean the last day of the immediately preceding calendar month.

                  "Redemption Date" means in the case of a redemption of the Class C Notes pursuant to Section 10.1 of the Indenture, the Distribution Date specified by the Servicer pursuant to such Section 10.1.

                  "Redemption Price" means in the case of a redemption of the Class C Notes pursuant to Section 10.1 of the Indenture, an amount equal to the Outstanding Amount of such Notes plus accrued and unpaid interest thereon at the related Interest Rate to but excluding the Redemption Date.

                  "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Relief Act Reduction" shall mean the reduction of the rate of interest payable on any Receivable to a rate below the Contract Rate pursuant to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act.

                  "Repurchase Amount" of a Repurchased Receivable (other than a Receivable purchased by the Servicer pursuant to Section 9.1(a)) means the sum of, as of the last day of the Collection Period as of which the repurchase of such Receivable is deemed to be effective, (i) its Actual Principal Balance plus
(ii) Accrued Interest thereon to such last day.

                  "Repurchased Receivable" means a Receivable repurchased by a Seller pursuant to Section 3.2 or 10.2(n) or purchased by the Servicer pursuant to Section 4.6 or 9.1(a).

                  "Required Deposit Rating" shall be a short-term certificate of deposit rating from Moody's of P-1, from Duff & Phelps of "D-1" (if rated by Duff & Phelps) and from Standard & Poor's of "A-1+," and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.6.


                  "Reserve Account Initial Deposit" means an amount equal to $11,981,791.32.


                  "Reserve Account Property" means all amounts and investments held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, Security Entitlements, Uncertificated Securities or otherwise), including the Reserve Account Initial Deposit and all proceeds of the foregoing.

                  "Reserve Account Transfer Amount" means, for any Distribution Date, an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date and (b) the amount, if any, by which the sum of the amounts set forth in clauses (i) through (v) of Section 5.5(c), exceeds the Available Amount for such Distribution Date.

                  "Responsible Officer" means, (i) with respect to any Trustee, any officer within the Corporate Trust Office of such Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary, and (ii) with respect to the Servicer, the President, any Vice President, Assistant

Vice President, Secretary, Assistant Secretary, or in the case of clauses (i) and (ii), any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

                  "Sale Proceeds" has the meaning specified in Section 9.1(b).

                  "Sallie Mae Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 354.1.

                  "Scheduled Payment" means, with respect to a Precomputed Receivable, that portion of the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance of such Receivable under the related actuarial method over the term of the Receivable and to provide interest at the related Contract Rate. When Scheduled Payment is used with reference to a Collection Period, it means the payment which is due during such Collection Period.

                  "Schedule of Receivables" means, collectively,
Schedules A-1 and A-2 attached hereto.

                  "Secretary of Transportation" means the Secretary of the United States Department of Transportation.


                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised Article 8.

                  "Security Certificate" means a "security certificate" within the meaning of Section 8-102(a)(16) of Revised Article 8.

                  "Security Entitlement" means a "security entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

                  "Sellers" means collectively, Chase USA, in its capacity as the seller of the Chase USA Receivables under this Agreement, and each successor to Chase USA (in the same capacity) pursuant to Section 6.3 and Chase in its capacity as the seller of the Chase Receivables under this Agreement, and each successor to Chase (in the same capacity) pursuant to Section 6.3.

                  "Servicer" means CITSF in its capacity as servicer of the Receivables under this Agreement, and each successor to The CIT Group/Sales Financing, Inc. (in the same capacity) pursuant to Section 7.3.

                  "Servicer's Certificate" means a certificate, substantially in the form of Exhibit A attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive, senior vice president or vice president pursuant to Section 4.8.

                  "Servicer Payment" with respect to any Distribution Date, means an amount equal to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances pursuant to Section 5.3 and the Servicing Fee for such Distribution Date (including any unpaid Servicing Fees for prior Distribution Dates).

                  "Servicing Agreement" means the Servicing Agreement, dated May 9, 1997, as amended and restated as of September 15, 1997, and as such agreement may be further amended, among the Sellers, CFHI, CFAC and the Servicer, a copy of which is attached hereto as Exhibit D.

                  "Servicing Fee" with regard to a Collection Period means the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 4.7.

                  "Servicing Fee Rate" means .50%.

                  "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Receivables whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Issuer by the Servicer, as the same may be amended from time to time.

                  "Settlement Date" means, with respect to any Collection Period, the last day of the Collection Period immediately preceding such Collection Period, and with respect to any Distribution Date, the last day of the second Collection Period preceding the Collection Period in which such Distribution Date occurs.


                  "Ship Mortgage Statutes" means Chapter 313 of Title 46 of the United State Code, as amended from time to time.

                  "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

                  "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Soldiers' and Sailors' Civil Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Specified Reserve Account Balance" means for each Distribution Date an amount equal to 4.5% (except as described in the following sentence) of the Pool Balance as of the related Settlement Date with respect to such Distribution Date, but in any event not less than the lesser of (i) $5,325,240.58 and (ii) such Pool Balance. Notwithstanding the foregoing, if for any Distribution Date (commencing with the Distribution Date in January 1998)
(x) the Average Net Loss Ratio exceeds 2.75% or (y) the Average Delinquency Percentage exceeds 3.00%, then the

Specified Reserve Account Balance shall be 8.00%; provided, that, the Specified Reserve Account Balance will revert back to the amounts specified in the first sentence above if, for any three consecutive Distribution Dates, clauses (x) and
(y) above are not triggered. Upon written notification to the Indenture Trustee by the Sellers, the Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, so long as such reduction satisfies the Rating Agency Condition.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, and its successors and assigns.

                  "Treasury Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 357.2.

                  "Treasury Regulations" means the treasury regulations promulgated under the Code.

                  "Trust Accounts" means, collectively, the Certificate Distribution Account, the Collection Account, the Note Distribution Account, the

Paid-Ahead Account and the Reserve Account.

                  "Trust Agreement" means the Amended and Restated Trust Agreement dated as of October 1, 1997, among the Sellers and the Owner Trustee, as the same may be amended and supplemented from time to time.

                  "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof and the Reserve Account.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trustees" means, collectively, the Indenture Trustee and the Owner Trustee.

                  "Uncertificated Security" means an "uncertificated security" within the meaning of the Relevant UCC.

                  "United States Securities Entitlement" means a Treasury Entitlement, a HUD Entitlement, a FHLBank Entitlement, a Funding Corporation Entitlement, a Farm Credit Entitlement or a Sallie Mae Entitlement.

                  "U.S. Documentable Boat" means a vessel that meets the federal five-ton standard and qualifies for documentation under federal law.

                  "Used Financed Boat" means a Financed Boat the model year of which is earlier than the year of origination of the related Receivable.

                  SECTION 1.2. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Agreement unless otherwise specified, and each such Exhibit is part of the terms of this Agreement.

                  SECTION 1.3. Methods of Allocating Payments on Receivables; Allocations. All allocations of payments to principal and interest and determinations of periodic charges and the like on the Simple Interest

Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Allocations of payments to principal and interest on the Precomputed Receivables shall be based on the related add-on financed charge and related precomputed scheduled payment calculated in accordance with the Precomputed Method set forth in the related Receivable.

                  Each payment on a Receivable shall be applied in the manner described in Section 6.15 of the Servicing Agreement; provided, however, that the Servicer shall apply any Net Liquidation Proceeds on any Liquidated Receivable to pay Accrued Interest on such Receivable and then to reduce the Actual Principal Balance of such Receivable before applying any such amounts to any Excluded Forced-Placed Insurance Premiums or any other amounts outstanding with respect to such Receivable.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

                  SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery of the Notes and the Certificates to and upon the order of the Sellers (allocated between the Sellers in accordance with Schedule C hereto), each Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer, without recourse (subject to each Seller's obligations herein):

                             (i) all right, title, and interest of such Seller
                  in, to and under the Chase USA Receivables listed in Schedule A-1 hereto (in the case of Chase USA) and in, to and under the Chase Receivables listed in Schedule

                  A-2 hereto (in the case of Chase), all proceeds thereof and
                  (A) in the case of any Simple Interest Receivables conveyed by it, all amounts and monies received thereon on and after the Cutoff Date and (B) in the case of any Precomputed Receivables conveyed by it, all amounts and monies due thereon on and after the Cutoff Date and any Deferred Paid-Ahead Amounts with respect thereto (including in the case of such Seller proceeds of the repurchase by such Seller of the related Receivables pursuant to Section 3.2 or the purchase of Receivables by the Servicer pursuant to Section 4.6 or 9.1), together with the interest of such Seller in the security interests in the Financed Boats granted by the Obligors pursuant to the Receivables and in any repossessed Financed Boats;

                            (ii) all right, title and interest of such Seller in any Net Liquidation Proceeds and in any Insurance
                  Policies;


                           (iii) all right, title and interest of such Seller in any proceeds from Dealer repurchase obligations relating to the Receivables; and

                            (iv) all proceeds (as defined in the Relevant UCC)
                  of the foregoing.

                  In connection with such sale, each Seller agrees to record and file, at its own expense, financing statements with respect to the Receivables conveyed by it for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of such Receivables to the Issuer. The Sellers shall deliver (or cause to be delivered) to the Owner Trustee, with copies to the Servicer, filed stamped copies of, or filing receipts for, any such financing statements.

                  It is the intention of each Seller and the Issuer that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from such Seller to the Issuer and that the Receivables conveyed by it not be part of such Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, each Seller hereby grants to the Issuer a first priority perfected security interest in all of such Seller's right, title and interest in, to and under the items of property listed in clauses (i) through (iii) above, and in all proceeds (as defined in the Relevant UCC) of the foregoing, to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.2. Closing. The conveyance of the Receivables shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York on the Closing Date, simultaneously with the closing of the transactions contemplated by the underwriting agreement related to the Class A Notes, the underwriting agreement related to the Class B Notes and the Class C Notes and the other Basic Documents. Upon the acceptance by the Sellers of the Notes and the Certificates, the ownership of each Receivable and the contents of the related Receivable File will be vested in the Issuer, subject only to the lien of the Indenture.

                                   ARTICLE III

                                 THE RECEIVABLES

                  SECTION 3.1. Representations and Warranties of the Sellers; Conditions Relating to the Receivables.


                  (a) Each Seller makes the following representations and warranties as to the Receivables conveyed by it, on which (i) the Issuer shall rely in acquiring such Receivables and (ii) the Servicer shall rely in acquiring any Repurchased Receivables. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                             (i) Schedule of Receivables. The information set
                  forth in Schedules A-1 and A-2 hereto is true and correct in all material respects, and the Receivables consist of all receivables owned by such Seller which meet the selection criteria specified herein.

                            (ii) Good Title. Immediately prior to the transfer
                  and assignment of the Receivables conveyed by it to the Issuer herein contemplated, such Seller had good and marketable title to each such Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Issuer has either (i) good and marketable title to each such Receivable, free and clear of all Liens and rights of others, other than the Lien of the Indenture Trustee under the Indenture, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each such Receivable and the proceeds thereof.

                  (b) Each Receivable conveyed by such Seller hereunder satisfies the following conditions on the Cutoff Date unless otherwise specified, on which (i) the Issuer shall rely in acquiring such Receivables and
(ii) the Servicer shall rely in
acquiring any Repurchased Receivables, and such conditions shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                             (i) Origination. Each such Receivable (A) was originated by a Dealer and acquired by an Originating Entity from such Dealer in the ordinary course of business or (B) was originated by an Originating Entity directly, and in each case was originated in one of the states of the United States (or the District of Columbia);

                            (ii) Security. Each such Receivable is secured by a Financed Boat;


                           (iii) Direct or Indirect Receivable. Each such Receivable was originated (A) in the form of a retail installment sales contract with a Dealer or a purchase money loan from an Originating Entity through a Dealer located in one of the states of the United States (or the District of Columbia) or (B) without the involvement of a Dealer for the financing of a Financed Boat, and in each case was fully and properly executed by the parties thereto;

                            (iv) Valid Transfer. (A) In the case of any such Receivable originated with the involvement of a Dealer, if in the form of a retail installment sales contract, such Receivable was purchased by an Originating Entity from the originating Dealer and was validly assigned by such Dealer to such Originating Entity;

                             (v)  No Waivers.  No provision of any such
         Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the related Receivables File;

                            (vi) Binding Obligation. Each such Receivable is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

                           (vii) No Defenses. As of the Cutoff Date, such Seller had no knowledge of any facts which would give rise to any right of rescission, setoff, counterclaim or defense or of the same being asserted or threatened with respect to any such Receivable;

                          (viii) Insurance. The Obligor on each such Receivable is required to maintain physical damage insurance covering the related Financed Boat in accordance with its terms;

                            (ix) Lawful Assignment. No such Receivable was originated in or is subject to the laws of any jurisdiction whose laws would prohibit (A) the transfer of such Receivable to the Issuer pursuant to this Agreement, (B) the ownership of such Receivable by the Issuer or (C) the pledge by the Issuer of such Receivable to the

         Indenture Trustee;

                             (x) Compliance with Law. Each such Receivable complies with all requirements of applicable federal, state and local laws and regulations in all material respects;

                            (xi) Receivable in Force. No such Receivable has been satisfied, subordinated in whole or in part or rescinded, and no Financed Boat has been released from the security interest of such Receivable in whole or in part;

                           (xii) Valid Security Interest. Each such Receivable creates a valid and enforceable first priority security interest in favor of the related Originating Entity in the Financed Boat covered thereby, such security interest is assignable by the related Originating Entity to such Seller and by such Seller to the Issuer, and all necessary action with respect to such Receivable has been taken to perfect the security interest in the related Financed Boat in favor of the related Originating Entity. With respect to each Financed Boat that is a U.S. Documentable Boat, a recorded and fully effective Preferred Mortgage has been placed in favor of the related Originating Entity as security for the Receivable with respect to such U.S.
         Documentable Boat;

                          (xiii) Capacities of Parties. All parties to each such Receivable had capacity to execute such Receivable;

                           (xiv)    [Reserved];

                            (xv) No Defaults. As of the Cutoff Date, such Seller had no knowledge that a default, breach, violation or event permitting acceleration under any such Receivable existed; such Seller had no knowledge that an event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Receivable existed (except for payment delinquencies permitted as described herein), and such Seller has not waived any of the foregoing (except for payment delinquencies permitted);

                           (xvi) No Liens. As of the Cutoff Date, such Seller had no knowledge of any Liens or claims which have been filed for work, labor or materials affecting a Financed Boat securing any such Receivable, which are or may be liens prior to or equal or coordinate with the security interest of such Receivable;


                          (xvii) Equal Installments. Each such Receivable is a fully amortizing loan with interest at the stated Contract
         Rate, provides for level payments over the term of such Receivable and is either a Simple Interest Receivable or a Precomputed Receivable;

                         (xviii) Enforceability. Each such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the related collateral (except as may be limited by creditors' rights generally);

                           (xix) Obligor Not a Governmental Entity. No Obligor to any such Receivable is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof;

                            (xx) Obligor Not a Relief Act Obligor. If the Obligor to any such Receivable is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and such Receivable is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, or the Military Reservist Relief Act, such Obligor has not made a claim to such Seller for a Relief Act Reduction;

                           (xxi) One Original. There is only one original executed copy of each such Receivable, which, prior to the execution of this Agreement, was delivered to the Servicer on behalf of the Issuer;

                           (xxii) Receivable is Chattel Paper. Each such Receivable is "chattel paper" as defined in the New York and Ohio Uniform Commercial Codes;

                           (xxiii) Obligor Not Subject to Bankruptcy
         Proceedings. No Obligor of any such Receivable has been identified on the computer files of such Seller as being in bankruptcy proceedings as of the Cutoff Date;

                           (xxiv) No Overdue Payments. Each such Receivable had no payment that was more than 60 days past due as of the Cutoff Date;

                           (xxv) No Repossessions. Each such Receivable was secured by a Financed Boat that, on the Cutoff Date, had not been repossessed without reinstatement of such Receivable; and

                          (xxvi) Maturity of Receivables. Each such Receivable had a remaining maturity of not less than one month nor greater than 236 months; and

                         (xxvii) Remaining Principal Balance. Each such Receivable had a remaining principal balance of not greater than $600,000.

                  SECTION 3.2. Repurchase Upon Breach or Failure of a Condition. Each Seller, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties in writing, upon the discovery by such Seller, the Servicer or an Authorized Officer of the Indenture Trustee or the Owner Trustee of either any breach of a Seller's representations and warranties set forth in Section 3.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in Section 3.1(b) which materially adversely affects the interest of the Issuer in the related Receivable. Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the related Seller's option, the last day of the Collection Period in which such discovery occurred or in which the related Seller received notice of such breach) the Seller who conveyed such Receivable to the Issuer shall repurchase such Receivable (together with any Deferred Paid-Ahead Amounts thereon) the Holders' interest in which was materially adversely affected by the breach or failed condition, as of such last day. In consideration of the repurchase of a Receivable, any such Seller shall remit the Repurchase Amount of such Receivable on the Deposit Date next succeeding such last day in the manner specified in Section 5.4. The sole remedy of the Issuer, the Indenture Trustee or the Holders with respect either to a breach of any Seller's representations and warranties set forth in Section 3.1(a) or to a failure of any of the conditions set forth in Section 3.1(b) shall be to require such Seller to repurchase Receivables pursuant to this Section 3.2. The obligation of the Sellers to repurchase under this Section 3.2 shall not be dependent upon the actual knowledge of the related Seller of any breached representation or warranty. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.2 or the eligibility of any Receivable for purposes of this Agreement. For administrative convenience, if Chase is obligated pursuant to this Section 3.2 to repurchase a Chase Receivable from the Issuer, Chase USA, at its option, may satisfy Chase's obligation by repurchasing such Receivable upon the same terms as if Chase had repurchased such Receivable.

                  SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, agrees to appoint the Servicer as initial custodian of the following documents or instruments (the

"Receivable Files") which are hereby constructively delivered to the Issuer with respect to each Receivable:


                             (i)    the original executed Receivable; and

                            (ii) any and all other documents or records that the related Seller actually maintained in such file in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Boat.

                  The Servicer hereby agrees to act as custodian and as agent for the Issuer hereunder. The Servicer acknowledges that it holds the Receivable Files actually delivered by the Sellers for the benefit of the Issuer. The Issuer shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

                  SECTION 3.4.   Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold, or shall cause Andrews or another third-party custodian reasonably acceptable to the Sellers to hold, the Receivable Files on behalf of the Issuer for the use and benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Receivables as shall enable the Trustees to comply with their obligations pursuant to this Agreement and the other Basic Documents.

                  As custodian, the Servicer shall have and perform the following powers and duties or shall cause Andrews or such other third-party custodian to:

                             (i) hold the Receivable Files on behalf of the Issuer, maintain accurate records pertaining to each Receivable to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Receivable Files held by it under this Agreement and certify to the Issuer annually that it continues to maintain possession of such Receivable Files;

                            (ii) implement policies and procedures in writing and signed by an appropriate officer of the Servicer, with respect to persons authorized to have access to the Receivable Files on the Servicer's or any third-party custodian's premises, and the receipting for Receivable Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                           (iii) attend to all details in connection with maintaining custody of the Receivable Files on behalf of the Issuer.

                  In performing its duties under this Section 3.4, the Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account, except as otherwise set forth in the next succeeding paragraph. The Servicer shall promptly report to the Issuer in writing any material failure by it or any third-party custodian to hold the Receivable Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Receivable Files, the Servicer agrees further not to assert any beneficial ownership interests in the Receivables or the Receivable Files. The Servicer agrees to indemnify the Issuer, the Sellers, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred by or asserted against the Issuer, the Sellers, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Issuer, the Sellers, the Noteholders, the Owner Trustee or the Indenture Trustee.

                  Any original documents relating to the Receivables held by the Servicer shall be maintained in fireproof files, except those documents held by Andrews or by another third-party custodian which does not offer fireproof storage. The Servicer shall exercise reasonable care in handling and delivering the documents in its files relating to the Receivables. The Servicer shall maintain the privacy of the Obligors in accordance with all applicable governmental rules.

                  The Servicer shall retain the information on its computer systems relating to the Receivables and other data and records (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Receivables at the address of the Servicer, or upon thirty (30) days' advance notice to the Sellers, the Owner Trustee and the Indenture Trustee at such other place where the servicing offices of the Servicer are located and shall be readily separable from the other files or property of the Servicer. The Servicer shall promptly notify the Rating Agencies upon any change of custodian.

                  (b) Maintenance of and Access to Records. The Servicer, in its capacity as custodian, agrees to maintain the Receivable Files at its office in the State of Oklahoma, or at such of its offices, or, at the Servicer's sole expense, at the offices of Andrews or of any other third-party custodian reasonably acceptable to the Sellers, as shall from time to time be identified to the Issuer by written notice. The Servicer, in its capacity as custodian, may temporarily move individual

Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Receivable File as soon as practicable after it is no longer needed for such purpose.

                  The Servicer, in its capacity as custodian, shall make available to either Seller, the Indenture Trustee or the Owner Trustee, or their respective duly authorized representatives, attorneys or auditors, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as either Seller, the Indenture Trustee or Owner Trustee shall reasonably instruct which do not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

                  (c) Release of Documents. (i) Upon written instruction from the Indenture Trustee (or, if the Notes have been paid in full, from the Owner Trustee), the Servicer shall release any document in the Receivable Files to the Indenture Trustee or the Owner Trustee, as the case may be, its agent or its designee at such place or places as such Person may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. The Servicer shall not be responsible for any loss occasioned by the failure of the Owner Trustee or Indenture Trustee, its agent or its designee to return any document or any delay in doing so.

                  (ii) The Servicer shall release the Receivables Files relating to Repurchased Receivables to a Seller or the Servicer, as applicable, or their respective agents or designees notified to the Servicer in writing, upon actual knowledge of a Responsible Officer of the Servicer or written instructions from the Indenture Trustee that the Repurchase Amount or Optional Purchase Amount has been deposited by such Seller or the Servicer into the Collection Account, at such place or places as such Person may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. The cost of any such release shall be borne by such Seller or the Servicer, whichever is the purchaser.

                  SECTION 3.5. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Indenture Trustee (or, if the Notes have been paid in full, of the Owner Trustee). A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or the Indenture Trustee.

                  SECTION 3.6. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.6 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 7.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Noteholders representing not less than a majority of the aggregate Outstanding Amount of the Controlling Notes, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under
Section 8.1. As soon as practicable after any termination of such appointment pursuant to Section 7.5, the Servicer shall or shall instruct any third-party custodian to, at the Servicer's expense, deliver the Receivable Files to the Issuer or the Issuer's agent at such place or places as the Issuer may reasonably designate. If the Servicer is terminated pursuant to Section 8.1, the Servicer shall deliver (or caused to be delivered) the Receivable Files as pursuant to Section 8.1. Notwithstanding the termination of the Servicer as custodian, the Owner Trustee agrees that upon any such termination, the Issuer shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.


                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 4.1. Duties of Servicer. (a) The Servicer, as agent for the Issuer, shall manage, administer, service and make collections on the Receivables (other than Repurchased Receivables) and perform or cause to be performed all contractual and customary undertakings of the holder of the Receivables to the Obligors. The Issuer, at the request of an Authorized Officer of the Servicer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing duties hereunder.

                  (b) In managing, administering, servicing and making collections on the Receivables pursuant to this Agreement, the Servicer shall exercise the same degree of skill and care that the Servicer exercises with respect to similar receivables serviced by the Servicer for its own account, except as otherwise specified in Sections 3.1, 3.2 and 6.8 through 6.14 (inclusive) of the Servicing Agreement.

                  (c) The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of any or all of the Receivables. Unless such subservicer has been appointed by CITSF in its capacity as Servicer and is an Affiliate of CITSF, (i) any such subservicer must be an Eligible Servicer, and
(ii) the appointment of any such subservicer shall not be made without the prior written consent of the Sellers, which consent shall not be unreasonably withheld.

                  References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Receivables shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the Servicing Agreement and the standard of care set forth herein and therein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds, and none of the Issuer, the Sellers, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders will have any liability to the subservicer with respect thereto.

                  Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Issuer, the Sellers, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables and the other Trust Estate property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

                  Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Receivables and the other Trust Estate property involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Servicer alone, and the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

                  Upon resignation or termination of the Servicer, the successor Servicer may, with the prior written consent of the Sellers (which consent may not be unreasonably withheld), thereupon assume all of the rights and obligations of the outgoing Servicer under any existing subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such


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



subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer as a party to each such subservicing agreement. The outgoing Servicer shall, upon request of the Issuer, but at the expense of the outgoing Servicer, deliver, or cause to be delivered, to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and other Trust Estate property then being serviced thereunder and an accounting of amounts collected and held by the subservicer and shall otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Trust Estate property being serviced thereunder and held by such subservicer and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust Estate property being serviced by such subservicer to the successor Servicer.

                  (d) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the collateral in cases of Obligor default and handling the repossession, foreclosure or other liquidation of Financed Boats in appropriate instances, filing and processing claims under insurance policies in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Issuer with respect to distributions, and making Monthly Advances pursuant to Section 5.3 hereof.

                  The Servicer shall be authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or with respect to the Financed Boats.

                  Upon written request of the Servicer and receipt by the Issuer of an Officer's Certificate setting forth the facts underlying such request, the Issuer shall furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder, and the Issuer shall not be held liable for such actions of the Servicer thereunder.

                  (e) Notwithstanding anything herein or in the Servicing Agreement to the contrary, none of the Sellers or the Servicer shall be obligated to purchase any Insurance Policy on behalf of any Obligor, verify if any Insurance Policy required under a Receivable is being maintained by any Obligor or be obligated to pursue remedies under any Receivable or applicable law as a result of any failure of an Obligor to maintain any such Insurance Policy.

                  SECTION 4.2. Collection of Receivable Payments. Subject to Sections 3.1, 3.2 and 6.8 through 6.14 (inclusive) of the Servicing Agreement, the Servicer shall make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and in connection therewith shall follow such normal collection practices and procedures as it follows with respect to comparable new or used marine installment sale contracts and promissory notes that it services for itself. The Servicer shall not reduce or defer scheduled payments, extend any Receivable or otherwise modify the terms of any Receivable; provided, however, that, consistent with its customary servicing procedures but subject to Section 6.10 of the Servicing Agreement, the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule of any Receivable for credit related reasons that would be acceptable to the Servicer with respect to a comparable Receivable secured by a new or used Financed Boat that it services for itself so long as (i) the maturity of such Receivable would not extend beyond the Final Scheduled Maturity Date and (ii) if any such modification constitutes a refinancing, the proceeds of such refinancing shall be used to pay the related Receivable in full. If, as a result of deferring, rescheduling or extending of payments or any other modification, such deferring, rescheduling, extension or modification breaches any of the terms of the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 4.6 hereof on the Deposit Date immediately following the date on which it became aware or received written notice from the Indenture Trustee or Owner Trustee of such failure. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion, waive any Administrative Fees that may be due or payable under any Receivable.

                  Notwithstanding anything to the contrary in the Servicing Agreement, in connection with the settlement by the Servicer of a defaulted Receivable, the Servicer may forgive a portion of such Receivable, if, in its discretion, it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Issuer's receiving a greater amount of Collections than the Net Liquidation Proceeds that would result from repossessing and liquidating the related Financed Boat.

                  SECTION 4.3. Realization Upon Receivables. (a) The Servicer will, consistent with customary servicing procedures and the terms of this Agreement but subject to the terms of Sections 3.1 and 6.9 through 6.14 (inclusive) of the Servicing Agreement, act with respect to the Receivables in such manner as it reasonably believes will maximize the receipt of principal and interest on the Receivables and Net Liquidation Proceeds in respect of defaulted Receivables; provided, however, that the Servicer shall not be obligated to take any such action if the Servicer would thereby be required to incur Liquidation Expenses in excess of the amounts set forth in Section 8.3 of the Servicing Agreement and CFMC shall have failed to give its written consent to such incurrence.

                  In the event that title to any Financed Boat is acquired in foreclosure or by conveyance in lieu of foreclosure, the deed or certificate of sale shall be issued to the Issuer, or, at its election, to its nominee on behalf of the Issuer.

                  (b) The Servicer shall only be entitled to recover Liquidation Expenses relating to a defaulted Receivable to the extent described in Section
8.3 of the Servicing Agreement. The Net Liquidation Proceeds realized in connection with any such liquidation with respect to a defaulted Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.2 hereof. The foregoing shall be subject to the provision that, in any case in which the Financed Boat shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Boat unless it shall determine in its sole discretion that such repair and/or repossession will increase the Net Liquidation Proceeds of the related Receivable.

                  (c) Subject to Section 6.13 of the Servicing Agreement, the Servicer may sue to enforce or collect upon Receivables, including foreclosure of any security interest in a Financed Boat, in its own name, if possible, or as agent for the Issuer. If the Servicer elects to commence a legal proceeding to enforce a Receivable or any insurance policy in respect thereof, the act of commencement shall be deemed to be an automatic assignment of the Receivable to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer shall take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in its name or the names of the Holders.

                  (d) The Servicer may grant to the Obligor on any Receivable any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of a principal prepayment or a principal prepayment of the entire Principal Balance of a Receivable in full. The

Servicer will not permit any rescission or cancellation of any Receivable, except to the extent required by law or as set forth in this Agreement.

                  (e) The Servicer may enforce any due-on-sale clause in a Receivable if such enforcement is called for under its then current servicing policies for obligations similar to the Receivables, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy.

                  SECTION 4.4. Maintenance of Security Interests in Financed Boats. (a) The Servicer shall take all actions that are necessary or desirable to maintain continuous perfection and priority of the security interest created by each Receivable in the related Financed Boat in favor of the related Originating Entity, including, but not limited to, the notation on certificates of title and the recording, filing and refiling of all financing statements, continuation statements, Preferred Ship Mortgages or other instruments. In addition, if the Servicer discovers any deficiency in the priority or perfection of any such security interest in a Financed Boat or any other defect in the documents constituting a part of any Receivable which deficiency or defect can be corrected, the Servicer shall use its best efforts to correct such deficiency or defect.

                  (b) In the event that the assignment of the Receivable to the Issuer is insufficient, without a notation on the related Financed Boat's certificate of title or the assignment of the UCC-1 financing statement or the Preferred Mortgage, to grant to the Issuer a perfected security interest in the related Financed Boat, the Sellers hereby agree to serve as the Issuer's agent for the purpose of perfecting the security interest in such Financed Boat and that the related Seller's listing as the secured party on the certificate of title, UCC-1 financing statement or Preferred Mortgage, is in the capacity as agent of the Issuer.

                  (c) If the Servicer is unable to foreclose upon a Financed Boat because the title document or the Preferred Mortgage for such Financed Boat does not show the Issuer as the lienholder, the related Seller shall, at its expense, take all necessary steps to apply for a replacement title document showing the Issuer as the secured party or shall, at its expense, file an Assignment with respect to such Preferred Mortgage, as the case may be.

                  (d) In order to facilitate the Servicer's actions, as described in Section 4.4(b) hereof, each Seller will provide the Servicer with any necessary power of attorney permitting it to retitle the Financed Boat related to one of its Receivables. Each Seller hereby appoints the Issuer (acting through the Owner Trustee or the Servicer) its attorney-in-fact to endorse, as appropriate, the certificate of title relating to any Financed Boat in order to cause a change in the registration of legal owner of the Financed Boat to the Issuer at such time as such certificate of title is endorsed and delivered to the applicable state department of motor vehicles) with appropriate fees. Each Seller will provide the Issuer with any necessary power of attorney for such purpose.

                  (e) If the Servicer is unable to retitle the Financed Boat, in the event that the Servicer seeks to foreclose on a Financed Boat, then each Seller, at its expense, will take all actions necessary to act with the Servicer, to the extent permitted by law, to foreclose upon the Financed Boat, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Financed Boat.

                  SECTION 4.5. Covenants of Servicer. The Servicer hereby makes the following covenants on which the Issuer shall rely in accepting the
Receivables:

                             (i) Security Interest to Remain in Force. The Servicer shall not release a Financed Boat securing a Receivable from the security interest granted by the Receivable except as contemplated herein or in Section 6.8 of the Servicing Agreement, or as required by the terms of such Receivable or applicable law;

                            (ii) No Impairment. The Servicer shall not impair the rights of the Issuer in the Receivables or take any action inconsistent with the Issuer's ownership of the Receivables, except as expressly provided herein;

                           (iii) Amendments. The Servicer shall not increase the number of payments under a Receivable, nor increase the principal amount of such Receivable which is used to finance the purchase price of the related Financed Boat, nor extend or forgive payments on a Receivable, except as provided in Section 4.2 hereof and Sections 6.10 and 6.11 of the Servicing Agreement; and

                            (iv) Claims under Insurance Policies. Subject to
         Section 4.1(e) herein, the Servicer shall file and process claims under any Insurance Policy covering a Receivable if the failure to so file and process would impair the protection or benefit to be afforded by such insurance policies.

                  SECTION 4.6. Purchase of Receivables Upon Breach. Each Seller, the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by such Seller, the Servicer or an Authorized Officer of the Indenture Trustee or the

Owner Trustee, as the case may be, of any breach by the Servicer of its covenants under Sections 4.2 or 4.5 which materially adversely affects the interest of the Holders in any Receivable (for this purpose, any breach of the covenant set forth in Section 4.5(iii) shall be deemed to materially adversely affect the interest of the Holders in a Receivable). Except as


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



otherwise specified in Section 4.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred, the Servicer shall purchase any Receivable (together with any Deferred Paid-Ahead Amounts thereon) materially adversely affected by such breach as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount on the Deposit Date next succeeding such last day in the manner specified in Section 5.4. The sole remedy of the Issuer, the Sellers, the Owner Trustee, the Indenture Trustee or the Holders against the Servicer with respect to a breach pursuant to Section
4.2 or 4.5 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.6. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.6 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 4.7. Servicing Fee. The Servicing Fee for a Collection Period shall be payable on the related Distribution Date pursuant to Section 5.5 and shall equal the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date and (ii) any Administrative Fees paid by the Obligors during the related Collection Period.

                  The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of independent accountants and auditors, taxes imposed on the Servicer and not indemnified pursuant to Section 6.2, and other costs incurred in connection with administering and servicing the Receivables which are not reimbursable hereunder or under the Servicing Agreement), the annual fees as set forth in Schedule D hereto and those customary and reasonable disbursements approved by the Servicer of the Chase Administrator, the CITSF Administrator (but only so long as the Servicer is the CITSF Administrator), the Owner Trustee, the Indenture Trustee and the Paying Agent (including in its capacity as the Authenticating Agent, the Note Registrar and the Certificate Registrar). The Servicer shall not be required to pay any United States federal, state and local income and franchise taxes, if any, imposed on the Issuer or any Holder or any expenses in connection with realizing upon Receivables under
Section 4.3.

                  SECTION 4.8. Monthly Report. On or before each Determination Date, the Servicer shall furnish a report (the "Monthly Report"), which shall be in substantially the form of Exhibit B hereto (with such additional information as the Servicer shall elect to include therein), to the Owner Trustee, the Indenture Trustee, any Paying Agent (under the Indenture and the Trust Agreement), the Sellers and the Rating Agencies. The determination by the Servicer of the amount of the distributions to be made pursuant to Section 5.5 hereof shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustees and any Paying Agent shall be protected in relying upon the same without any independent check or verification. The Servicer shall also specify in the Monthly Report each Receivable which a Seller or the Servicer is required to repurchase or purchase, as applicable as of the last day of the related Collection Period and each Receivable which the Servicer shall have determined to be a Liquidated Receivable during such Collection Period. The Trustees and any Paying Agent shall not be required to recompute, verify or recalculate information contained in the Monthly Report.

                  Each Monthly Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit A hereto, certifying the accuracy of the Monthly Report and that no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

                  In addition, the Servicer shall, on request of a Trustee, furnish such Person such reasonably pertinent underlying data on the Receivables as can be generated by the Servicer's existing data processing system without undue modification or expense.

                  SECTION 4.9. Annual Statement as to Compliance. (a) The Servicer shall deliver to the Trustees and the Sellers within 90 days after the end of each calendar year commencing March 31, 1998, a certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding calendar year of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Trustees and the Sellers, promptly after having obtained knowledge thereof, a certificate of a Responsible Officer of the Servicer specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination.


                  SECTION 4.10. Annual Report of Accountants. On or before March 31 of each year, commencing March 31, 1998, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement which opines on, at a minimum, the Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Such examination and report of independent public accountants will be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Copies of the annual statement of accountants shall also be provided to the Sellers, the Rating Agencies and the Trustees.

                  SECTION 4.11. Access by Holders to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Holders access to the Receivable Files in such cases where the Holders shall be required by applicable statutes or regulations to have access to such documentation. Access by the Holders shall be afforded without charge, but only upon reasonable request and during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section 4.11 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.11.

                  SECTION 4.12. Reports to Holders and the Rating Agencies. (a) The Indenture Trustee or the Owner Trustee, as applicable, shall provide to any Holder who so requests in writing (addressed to the Corporate Trust Office of such Trustee) a copy of any Servicer's Certificate described in Section 4.8, of the annual statement described in Section 4.9, or of the annual report described in Section 4.10. The Indenture Trustee or the Owner Trustee, as applicable, may require the Holder to pay a reasonable sum to cover the cost of the Indenture Trustee's or the Owner Trustee's complying with such request, as applicable.

                  The Indenture Trustee or the Owner Trustee, as applicable, shall forward to the Rating Agencies the statement to Holders described in
Section 5.8 and any other reports it may receive pursuant to this Agreement to
(i) Standard & Poor's Ratings Services, Asset-Backed Surveillance Group, 25 Broadway, New York, New York 10004, (ii) Moody's Investors Service, ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007 and
(iii) to Duff & Phelps Credit Rating Company, 17 State Street, 12th Floor, New York, New York.

                  SECTION 4.13. Reports to the Securities and Exchange Commission. The Issuer shall file or cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                  SECTION 4.14. Maintenance of Fidelity Bond. The Servicer shall, at its own cost and expense, during the term of its service as Servicer maintain in force a fidelity bond in respect of its officers and employees. Such fidelity bond shall protect against losses, including forgery, theft, embezzlement and fraud and shall have such deductibles and be in such form and amount as is generally customary among Persons which service a portfolio of marine installment sale contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors, but in no case shall such fidelity bond be less than $5,000,000. Regardless of any provisions contained in this Agreement which require the Servicer to maintain fidelity bond coverage, the Servicer shall not be relieved of and from its accountability and responsibility to the Issuer, the Sellers, the Holders and the Trustees for the proper performance under this Agreement of the duties and obligations to be performed hereunder by the Servicer.

                  SECTION 4.15. Satisfaction of Receivable. Upon payment in full on any Receivable, the Servicer is authorized to execute an instrument in satisfaction of such Receivable and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Financed Boat related thereto. The Servicer shall determine when a Receivable has been paid in full. The Servicer shall process normal payoffs of Receivables by quoting amounts due, accepting payoff amounts, stamping the original contracts relating to such Receivables "Paid" and returning them to Obligors, and releasing liens as required. To the extent that insufficient payments are received on a Receivable credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

                                    ARTICLE V

                            ACCOUNTS; DISTRIBUTIONS;
              STATEMENTS TO NOTEHOLDERS AND THE CERTIFICATEHOLDERS

                  SECTION 5.1. Establishment of Accounts. (a) The Sellers shall establish and maintain:

                             (i) For the benefit of the Noteholders and the
                  Certificateholders, in the name of the Indenture Trustee, an Eligible Deposit Account for the deposit of Collections (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                            (ii) For the benefit of the Noteholders, in the name
                  of the Indenture Trustee, an Eligible Deposit Account for the deposit of distributions to the Noteholders (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                           (iii) For the benefit of the Noteholders and the
                  Certificateholders, in the name of the Indenture Trustee, an Eligible Account for deposit of Paid-Ahead Amounts (the "Paid-Ahead Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  Each Account shall be an Eligible Deposit Account established initially at Chase.

                  (b) Should any depositary of an Account or of the Certificate Distribution Account (including Chase (or an Affiliate thereof)) cease to be either a Qualified Institution or a Qualified Trust Institution, as applicable, then the Sellers shall cause the related Account to be moved to a Qualified Institution or a Qualified Trust Institution, unless the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  All amounts held in the Collection Account and the Paid-Ahead Account shall be invested by the bank or trust company then maintaining the account (at the written direction of the Sellers) in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Collection Account or the Paid-Ahead Account is maintained with the Indenture Trustee for investments on which the Indenture Trustee is the obligor (including repurchase agreements on which the Indenture Trustee, in its commercial capacity, is liable as principal), such investments may mature on the next succeeding Distribution Date; provided, however, that once such amounts have been invested by such bank or trust company, as applicable, in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above. Amounts on deposit in the Note Distribution Account shall not be invested. Investment Earnings on the Collection Account and Paid-Ahead Account shall be paid to the [Certificateholders] in accordance with their respective Certificate Interests.


                  (c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (excluding Investment Earnings) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Accounts shall be under the sole dominion and control of Indenture Trustee for the benefit of the Noteholders and the Certificateholders, or the Noteholders, as the case may be.


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



                  Section 5.2.   Collections; Applications.

                  (a) Deposits to the Collection Account and the Paid-Ahead Account. Subject to Sections 5.2(b) and (c) hereof, the Servicer shall deposit in the Collection Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Receivables on or after the Cutoff Date through and including the Closing Date. Subject to Sections 5.2(b) and (c) hereof, the Servicer shall deposit in the Collection Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Receivables, including all loan payments from Obligors, Net Liquidation Proceeds and insurance proceeds (other than Paid-Ahead Amounts). Subject to Sections 5.2(b) and (c), the Servicer shall deposit in the Paid-Ahead Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all Paid-Ahead Amounts received in respect of the Receivables. Subject to Section 5.2(b), the Servicer shall deposit $594,187.70, the aggregate amount of Deferred Paid-Ahead Amounts with respect to the Receivables as of the Cutoff Date, into the Paid-Ahead Account not later than two Business Days after the Closing Date.

                  (b)  Monthly Deposits to Collection Account and to
Paid-Ahead Account. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as,

                             (i) the Servicer or the direct or indirect parent
                  of the Servicer shall have and maintain a short-term debt rating of at least "A-1" by Standard & Poor's, "D- 1" by Duff & Phelps (if rated by Duff & Phelps) and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's, or

                            (ii) the Servicer obtains a letter of credit, surety
                  bond or insurance policy (the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and the Paid-Ahead Account and the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule and any amendment required to be made to this Agreement in connection therewith will not result in a qualification, reduction or withdrawal of its then-current rating of the Notes,

the Servicer may make the deposits to the Collection Account and the Paid-Ahead Account specified in Section 5.2(a) hereof on a monthly basis, but not later than the Deposit Date following the last day of the Collection Period within which such payments were processed by the Servicer, in amounts equal to the net amounts of such deposits and payments which would have been made to the Collection Account and the Paid-Ahead Account during such Collection Period but for the

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



provisions of this Section 5.2(b). In the event that the Servicer is permitted to make remittances of Collections to the Collection Account and the Paid-Ahead Account pursuant to Section 5.2(b)(ii) hereof, this Agreement may be modified, to the extent necessary, without the consent of any Holder. The Servicer shall notify the Trustees and the Sellers if the Servicer no longer complies with the requirements set forth in clause (i) or (ii) above.

                  (c) Amounts Not Required to be Deposited. The Servicer shall not be required to deposit in the Collection Account amounts relating to the Receivables attributable to the following:

                             (i) Amounts received with respect to each
                  Receivable (or property acquired in respect thereof) which has been repurchased by a Seller or purchased by the Servicer, respectively, pursuant to this Agreement,

                            (ii) Investment Earnings on funds deposited in the
                  Collection Account or the Paid-Ahead Account (which amounts shall be paid to the Certificateholders on each Distribution
                  Date),

                           (iii) Amounts to be reimbursed to the Servicer in respect of nonrecoverable Monthly Advances,

                            (iv) Net Liquidation Proceeds of any Liquidated Receivable to the extent such proceeds exceed its Principal Balance, and

                             (v) Amounts received with respect to Excluded Administrative Fees, Excluded Forced-Placed Insurance Premiums and Excluded Precomputed Amounts.

                  (d) Permitted Withdrawals from the Collection Account and the Paid-Ahead Account. The Indenture Trustee, or the Paying Agent on behalf of the Indenture Trustee, will, from time to time as provided herein, make withdrawals from the Collection Account and Paid-Ahead Account of amounts deposited in said

Accounts pursuant to this Agreement that are attributable to the Receivables for the following purposes:

                             (i) to make payments and distributions in the amounts and in the manner provided for in Section 5.5 hereof;

                            (ii) to pay to the Sellers or the Servicer with
                  respect to each Receivable or property acquired in respect thereof that has been purchased pursuant to Section 3.2, 4.6, or 9.1(a), all amounts received thereon and not required to be distributed to Noteholders and Certificateholders; and

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



                           (iii) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein.

Since, in connection with withdrawals pursuant to clause (ii) of this Section 5.2(d), the Servicer's entitlement thereto is limited to Collections or other recoveries on the related Receivable, the Servicer shall keep and maintain separate accounting, on a Receivable by Receivable basis, for the purpose of justifying any withdrawal from the Collection Account or Paid-Ahead Account pursuant to such clauses. The Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Collection Account or Paid-Ahead Account pursuant to clause (iii) of this Section 5.2(d).

                  (e) Deferred Paid-Ahead Amounts on Repurchased Receivables. With respect to any Repurchased Receivable, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Paid-Ahead Account or otherwise and forward to the Seller or Servicer purchasing such Receivable any Deferred Paid-Ahead Amounts with respect to such Repurchased Receivable.

                  SECTION 5.3. Monthly Advances. With respect to each Receivable as to which there has been a Payment Shortfall during the related Collection Period (other than a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period), on each Deposit Date the Servicer shall make a Monthly Advance but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent Collections on such Receivable made by or on behalf of the Obligor (but only to the extent of expected interest collections in the case of a Simple Interest Receivable) or from Net Liquidation Proceeds or insurance proceeds with respect to such Receivable. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Receivable. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from subsequent collections or that the related

Receivable will be sold pursuant to this Agreement, the Servicer shall be reimbursed for such Monthly Advance from collections on all Receivables subject to and in the order of priority set forth in Section 5.5. In determining whether a Monthly Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. The Servicer shall not make a Monthly Advance in respect of (i) the principal component of any scheduled payment on a Simple Interest Receivable or
(ii) a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period.

                  The Servicer shall deposit any such Monthly Advance into the Collection Account in next-day funds or immediately available funds no later than 12:00 noon, New York time, on the related Deposit Date.

                  SECTION 5.4. Additional Deposits. The Servicer, or the Sellers, as the case may be, shall deposit into the Collection Account the aggregate Repurchase Amount or the Optional Purchase Amount pursuant to Sections 3.2, 4.6, 9.1(a) and 10.2(n), as applicable. All remittances shall be made to the Collection Account, in next-day funds or immediately available funds, no later than 11:00 a.m., New York City time, on the Deposit Date.

                  SECTION 5.5. Distributions. (a) No later than 12:00 noon, New York City time, on each Determination Date, the Servicer shall calculate the following amounts with respect to the preceding Collection Period: (i) the aggregate amount of Collections on the Receivables; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the Paid-Ahead Amounts to be received during the related Collection Period and Applied Paid-Ahead Amounts allocable to such Collection Period and withdrawn from the Paid-Ahead Account;
(iv) the aggregate Repurchase Amounts of Receivables to be purchased by the Sellers or the Servicer or the Optional Purchase Amount; (v) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (vi) the Servicer Payment; (vii) the amounts required to be withdrawn from the Reserve Account for such Distribution Date in accordance with Sections 5.5(b) and 5.6 hereof; (viii) any amounts to be deposited into the Reserve Account pursuant to Section 5.5(b) and 5.6 hereof, (x) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer and
(xi) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders on such Distribution Date.

                  (b) (i) On each Deposit Date, the Servicer shall instruct the Indenture Trustee, in writing (based on the information contained in the Monthly Report delivered on the related Determination Date pursuant to Section 4.8) to withdraw from the Reserve Account and deposit in the Collection Account the

Reserve Account Transfer Amount (if any) for the related Distribution Date, and the Indenture Trustee shall so withdraw and deposit the Reserve Account Transfer Amount for such Distribution Date.

                            (ii) On each Deposit Date, the Servicer shall
                  instruct the Indenture Trustee, or the Paying Agent on behalf of the Indenture Trustee, in writing (based on the information contained in the Monthly Report delivered on the related Determination Date pursuant to Section 4.8) to withdraw from the Paid-Ahead Account and deposit in the Collection Account any Applied Paid-Ahead Amounts (if any) with respect to the related Collection Period, and the Indenture Trustee or Paying

                  Agent shall so withdraw and deposit the Applied Paid-Ahead Amounts for such Distribution Date.

                  (c) Not later than 11:00 a.m., New York City time, on each Distribution Date, at the Servicer's direction, the Indenture Trustee, or the Paying Agent on behalf of the Indenture Trustee, shall cause to be made the following distributions, to the extent of the Available Amount then on deposit in the Collection Account and amounts withdrawn from the Reserve Account and deposited in the Collection Account by wire transfer of immediately available funds, in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                           (i) to the Servicer, the Servicer Payment with
                  respect to such Distribution Date and all unpaid Servicing Payments with respect to prior Distribution Dates, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account pursuant to Section 5.7;

                           (ii) to the Note Distribution Account, the Class A
                  Noteholders' Interest Distributable Amount;

                           (iii) except as set forth in Section 5.5(d) to the
                  Note Distribution Account, the Class B Noteholders' Interest Distributable Amount;

                           (iv) except as set forth in Section 5.5(d) to the
                  Note Distribution Account, the Class C Noteholders' Interest Distributable Amount;

                           (v) except as set forth in Section 5.5(d), to the
                  Note Distribution Account, the Noteholders' Principal Distributable Amount;


                           (vi) except as set forth in Section 5.5(d), to the
                  Reserve Account, any remaining portion of the Available
                  Amount.

                  In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this
Section 5.5(c) on the related Deposit Date.

                  (d) If the Notes have been declared immediately due and payable as provided in Section 5.2 of the Indenture, any amounts remaining in the Collection Account after the distributions described in clauses (i) and (ii) of Section 5.5(c) shall be distributed as follows: (1) an amount equal to the Outstanding Amount of the Class A Notes shall be deposited in the Note Distribution Account, (2) after the distribution described in clause (iii) of
Section 5.5(c), an amount equal to the

Outstanding Amount of the Class B Notes shall be deposited into the Note Distribution Account, (3) after the distribution described in clause (iv) of
Section 5.5(c), an amount equal to the Outstanding Amount of the Class C Notes shall be deposited into the Note Distribution Account and (4) any remaining amounts shall be applied pursuant to clause (vi) of Section 5.5(c).

                  SECTION 5.6. Reserve Account. (a) The Sellers shall establish and maintain an Eligible Deposit Account (the "Reserve Account") at Norwest Bank Minnesota, National Association in the name of the Indenture Trustee for the benefit of the Noteholders and Certificateholders. Pursuant to Section 2.5 of the Trust Agreement, on the Closing Date, the Owner Trustee shall deposit the Reserve Account Initial Deposit into the Reserve Account.

                  (b) Should any sole depositary of the Reserve Account cease to be either a Qualified Institution or a Qualified Trust Institution, the Sellers shall cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution, as applicable, unless the Sellers provide the Owner Trustee with a letter from the Rating Agencies to the effect that the Rating Agency Condition shall be satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  All amounts held in the Reserve Account shall be invested by the bank or trust company then maintaining the account (at the written direction of the Sellers) in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Reserve Account is maintained with the Indenture Trustee, for investments on which the Indenture Trustee is the obligor (including repurchase agreements on which the Indenture Trustee in its commercial capacity is liable as principal), which investments may mature on the next succeeding Distribution Date; provided, however, that amounts on deposit in the Reserve Account may be invested in Permitted Investments that mature later than the next succeeding Deposit Date if the Rating Agency Condition is satisfied.

                  (c)      With respect to the Reserve Account Property:

                             (i) any Reserve Account Property that constitutes
                  Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee, pending maturity or disposition;

                            (ii) any Reserve Account Property that is a United
                  States Security Entitlement or a Security Entitlement by the Indenture Trustee shall mention Control over such Reserve Account Property, pending maturity or disposition; and

                           (iii) any Reserve Account Property that is an
                  Uncertificated Security (and that is not a United States Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition.

The Indenture Trustee shall, at the expense of the Sellers, take such action as is required to maintain the Indenture Trustee's security interest in any Reserve Account Property; provided, however, that (x) the Indenture Trustee shall not be required to prepare or file any financing statements or continuation statements and (y) the Indenture Trustee may rely upon the written instructions of the Sellers as to the method by which the security interest of the Indenture Trustee may be perfected. Upon written request from the Indenture Trustee, the Sellers shall provide such instructions and an opinion of counsel with respect to the method of perfection of such security interest; provided, however, that the Servicer shall not be obligated to deliver to the Indenture Trustee an opinion of counsel with respect to the method of perfecting a security interest in any Permitted Investment the method of perfecting an ownership interest in which was described in that certain legal opinion of Dorsey & Whitney LLP, special local counsel to the Indenture Trustee, dated October __, 1997, unless there has been change in law or the interpretation thereof from the date of such opinion with respect to the method of perfecting a security interest in such Permitted Investment.

                  (d) On each Distribution Date, the Indenture Trustee shall withdraw from the Reserve Account the excess, if any, of the amount on deposit in the Reserve Account over the Specified Reserve Account Balance for such Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) and pay first, to the Servicer, any amounts due pursuant to Section 7.4(c) or Section 7.8, second, to the CITSF Administrator, any amounts due pursuant to Section 21 of the CITSF Administration Agreement, and third, to the Certificateholders, in accordance with their respective Certificate Interests. Upon any distribution to the Servicer or the Certificateholders of amounts from the Reserve Account, the Noteholders shall have no rights in, or claims, to, such amounts. Amounts properly distributed to the Servicer, the CITSF Administrator or the Certificateholders from the Reserve Account shall not be available under any circumstances to the Owner Trustee, and none of the Servicer, the CITSF Administrator or the Certificateholders shall in any event thereafter be required to refund any such distributed amounts.

                  (e) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the

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Owner Trust Estate. Except as otherwise provided herein, the Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and Certificateholders.

                  SECTION 5.7. Net Deposits. As an administrative convenience, the Servicer shall be permitted to make deposits of Collections, Monthly Advances, and the aggregate Repurchase Amount of Receivables purchased by the Servicer or any Optional Purchase Amount for, or with respect to, a Collection Period net of distributions to be made to the Sellers and Certificateholders (to the extent of Investment Earnings and amounts received with respect to Excluded Precomputed Amounts and Excluded Forced-Placed Insurance), or to the Servicer (including, without limitation, the Servicer Payment, amounts received with respect to Excluded Administrative Fees and amounts to be deducted in the definition of "Available Amount"). The Servicer, however, shall account to the Owner Trustee and the Indenture Trustee and to the Noteholders and the Certificateholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit. On each Distribution Date, the Servicer shall pay to the Certificateholders directly any Investment Earnings on funds deposited in the Collection Account and the Paid-Ahead Account, together with any amounts received with respect to Excluded Forced-Place Insurance Premiums and Excluded Precomputed Amounts.

                  SECTION 5.8. Statements to Certificateholders and Noteholders.
(a) On each Distribution Date, the Servicer shall provide to the Indenture Trustee (for the Indenture Trustee to forward to each Noteholder of record pursuant to the Indenture) and to the Owner Trustee (for the Owner Trustee to

forward to each Certificateholder of record pursuant to the Trust Agreement) a statement prepared by the Servicer, substantially in the form of the Monthly Report attached hereto as Exhibit B (or such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer), with a copy to the Rating Agencies and the Sellers. Each such statement shall include (to the extent applicable), among other things, the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

                                  (i) the amount of the distribution allocable
                  to interest with respect to each class of Notes and the derivation of such amounts;

                                  (ii) the amount of the distribution allocable
                  to principal on or with respect to each class of Notes;


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                                  (iii) the amount of the Servicing Fee paid,
                  the amount of Monthly Advances being reimbursed to the Servicer in respect of the related Collection Period, and the total Servicer Payment;

                                  (iv) the Pool Balance as of the close of
                  business on the last day of the preceding Collection Period;

                                  (v) the Outstanding Amount and the Note Pool
                  Factor for each class of Notes after giving effect to all payments reported under clause (ii) above on such date;

                                  (vi) the amount of the Aggregate Net Losses,
                  if any, for the preceding Collection Period and the derivation of such amount, the amount of Aggregate Losses for the year to date and, with respect to the January Distribution Date for each year, the Average Annual Balance for the preceding year;

                                  (vii) the Class A Noteholders' Interest
                  Carryover Shortfall, the Class B Noteholders' Interest Carryover Shortfall, the Class C Noteholders' Interest Carryover Shortfall and the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;


                                  (viii) the aggregate Repurchase Amounts with
                  respect to the Receivables, if any, that were repurchased by either Seller or purchased by the Servicer with respect to such Collection Period;

                                  (ix) the balance of the Reserve Account as of
                  such date, after giving effect to changes therein on such date, the Specified Reserve Account Balance on such date and the components of calculating any such required balance;

                                  (x) the amount of Monthly Advances included in
                  the Available Amount; and

                                  (xi) the balance of the Paid-Ahead Account as
                  of such date, after giving effect to any changes therein on such date.

         Each amount set forth pursuant to subclauses (i) and (ii) with respect to each class of Notes shall be expressed as a dollar amount per $1,000 of the initial principal balance of such class of Notes.


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                                   ARTICLE VI

                                   THE SELLERS

                  SECTION 6.1. Representations of Sellers. Each Seller makes the following representations as to itself on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture.

                             (i) Organization and Good Standing. Such Seller has
                  been duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables transferred by it to the Issuer.

                            (ii) Power and Authority. Such Seller has the power
                  and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms, such Seller has full power and authority to sell and assign the property to be sold and assigned to the Issuer by it as the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party has been duly authorized by such Seller by all necessary action.

                           (iii) Valid Sale; Binding Obligations. This Agreement
                  effects a valid sale, transfer, and assignment of the Receivables transferred by such Seller to the Issuer, enforceable against creditors of and purchasers from such Seller; this Agreement and each of the other Basic Documents to which it is a party constitutes a legal, valid, and binding obligation of such Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                            (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any


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                  breach of any of the terms and provisions of, nor constitute
                  (with or without notice or lapse of time) a default under, the charter or bylaws of such Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which such Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best knowledge of such Seller, any order, rule, or regulation applicable to such Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller or its properties.

                             (v) No Proceedings. There are no proceedings or
                  investigations pending, or, to the best knowledge of such Seller, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller or its properties: (a) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially adversely affect the performance by such Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document or the Notes, or (d) relating to such Seller and which might adversely affect the federal or state income tax attributes of the Notes.

                  SECTION 6.2. Liability of Sellers; Indemnities; Payment of Fees. Each Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder. Notwithstanding Section 15.1 of the Servicing Agreement, the Sellers acknowledge that the indemnities in Section 10.2 of the Servicing Agreement shall survive the execution of this Agreement.

                  The Sellers shall indemnify, defend and hold harmless the Issuer, the Servicer, the CITSF Administrator, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege,


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or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement and the other Basic Documents, and costs and expenses in defending against the same.

                  Subject to Section 6.4 hereof, each Seller shall indemnify, defend, and hold harmless the Issuer, the Servicer, the CITSF Administrator, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) such Seller's wilful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) such Seller's violation of federal or state securities laws in connection with the registration of the sale of the Notes and the Certificates.

                  The Sellers agree to pay, and shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Issuer, the

Servicer, the CITSF Administrator, the Certificateholders and the Noteholders from and against, any taxes that may at any time be asserted with respect to the transfer of the Receivables to the Issuer, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Issuer and the issuance of the Notes and Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

                  The Sellers shall indemnify, defend, and hold harmless from and against, and pay to the Trustees all reasonable costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained in accordance with the terms and conditions herein and in the Indenture and the Trust Agreement, as the case may be, except to the extent that such costs, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, gross negligence or bad faith of such Trustee; (b) relates to any tax other than the taxes with respect to which the Sellers shall be required to indemnify such Trustee pursuant to this Agreement; (c) shall arise from such Trustee's breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as applicable; (d) shall be one as to which the Servicer is required to indemnify such Trustee.

                  Indemnification under this Section 6.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If such Seller shall have made any indemnity payments to the Issuer, the Servicer, the Owner Trustee or the Indenture Trustee, respectively, pursuant to this Section
6.2 and the Issuer, the Servicer, the Owner Trustee or the Indenture


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Trustee, respectively, thereafter shall collect any of such amounts from others, the Issuer, the Servicer, the Owner Trustee or the Indenture Trustee, respectively, shall repay such amounts to such Seller, without interest. The indemnities under this Section 6.2 shall survive the resignation or removal of an indemnitee, or the termination of the Trust Agreement and this Agreement.

                  The Sellers shall pay the disbursements of the Issuer, the Administrators, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Authenticating Agent, the Note Registrar and the Certificate Registrar to the extent not payable by the Servicer pursuant to Section 4.7, including, without limitation, the fees and disbursements of counsel to the Owner Trustee and the Indenture Trustee.

                  SECTION 6.3. Merger or Consolidation of Sellers. Any corporation or other entity (i) into which either of the Sellers may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which either of the Sellers shall be a party, or (iii) which may succeed to all or substantially all of the business of either of the Sellers, shall be bound to perform every obligation of such Seller under this Agreement, shall be the successor to such Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. Such Seller shall give prior written notice (or as promptly thereafter as is practicable) of any merger or consolidation to the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and the Rating Agencies.

                  SECTION 6.4. Limitation on Liability of Sellers and Others. Each Seller and any director, officer, employee or agent of such Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under any other Basic Documents. No Seller shall be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement or any other Basic Document, and that in its opinion may involve it in any expense or liability.

                  SECTION 6.5. Sellers May Own Notes and Certificates. Each Seller or any of its Affiliates may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not a Seller or an Affiliate thereof, except as otherwise provided in the definition of "Outstanding" specified in Section 1.1. Notes or Certificates so owned by or pledged to a Seller or any Affiliate thereof shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes or Certificates, as applicable.


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


                                   ARTICLE VII

                  THE SERVICER; REPRESENTATIONS AND INDEMNITIES

                  SECTION 7.1.              Representations of the Servicer.

                  The Servicer hereby makes the following representations on which the Owner Trustee and the Indenture Trustee on behalf of the Issuer shall rely in accepting the Receivables in trust and authenticating the Certificates and the Notes, respectively. The representations are made as of the execution and delivery of this Agreement (or as of a date another Person becomes Servicer pursuant to Section 7.3 or Section 8.2), and shall survive the sale of the Receivables to the Issuer.

                             (i) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or on the Notes, the Certificates or the transactions contemplated by this Agreement.

                            (ii) Authorization; Binding Obligations. The
         Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                           (iii) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer


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



         or on the Notes, the Certificates or the transactions contemplated by this Agreement.

                            (iv) No Violations. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

                             (v) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, the Notes or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 7.2.              Liability of Servicer, Indemnities.

                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Basic Documents and (except as set forth in the Servicing Agreement) shall have no other obligations or liabilities hereunder. Notwithstanding Section 15.1 of the Servicing Agreement, the Servicer acknowledges that the indemnities in
Section 10.1 of the Servicing Agreement shall survive the execution of this Agreement.

                             (i) Subject to Section 7.4(a) hereof, the Servicer shall defend and indemnify the Owner Trustee, the Indenture Trustee, the Issuer, the Sellers, the Chase Administrator, the Certificateholders and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any negligent action taken, or negligently failed to be taken, by the Servicer with respect to any Financed Boat, to the extent such loss is not reimbursed pursuant to any Insurance Policy or any fidelity bond.

                            (ii) Subject to Section 7.4(a) hereof, the Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Issuer, the Sellers, the Chase Administrator, the Certificateholders and the Noteholders from and against all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this


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



         Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel in any litigation appointed by the Servicer and reasonably satisfactory to the indemnitee, provided that the Servicer shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnities; provided, however, if in the written opinion of counsel reasonably satisfactory to the Servicer, the interests of an indemnitee and the Servicer conflict such that the Servicer and such indemnitee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, such indemnitee may hire one other counsel and the indemnification under this Section 7.2 shall also include the reasonable fees and expenses of such other counsel. If the Servicer shall have made any indemnity payments, pursuant to this Section 7.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer without interest. The indemnities under this Section 7.2 shall survive the resignation or removal of an indemnitee, or the termination of the Trust Agreement and this Agreement.

                  SECTION 7.3. Merger or Consolidation of Servicer.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall give prior written notice of any such merger or consolidation to which it is a party to the Issuer, the Owner Trustee, the Indenture Trustee, the Sellers and the Rating Agencies.

                  SECTION 7.4. Limitation on Liability of Servicer and  Others.

                  (a) Neither the Servicer, nor any of the shareholders, Affiliates, directors, officers, employees or agents of the Servicer, shall be under any liability to the Issuer or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties


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



or by reason or reckless disregard of obligations and duties hereunder.

                  (b) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) Except as arises from its duties as Servicer hereunder, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer payable only from the amounts distributable to the Certificateholders pursuant to Section 5.6(d) and Section 9.1(e).

                  SECTION 7.5. Servicer Not To Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law, compliance with which could not be realized without material adverse impact on the Servicer's financial condition. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Sellers, the Trustees and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Sellers and the Trustees. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 8.2 hereof.

                  SECTION 7.6. Assignment of Servicing.

                  The Servicer may sell, transfer, assign or convey its rights as Servicer to any of its Affiliates (in the case of CITSF) or to any Eligible Servicer, upon prior written notice to the Sellers, the Trustees and the Rating Agencies (or as soon thereafter as is practicable), without the consent of the Holders or the Trustees, provided that, with respect to assignment to a Servicer which is not an Affiliate of CITSF, the Rating Agency Condition is satisfied and the Servicer and the Trustees receive the prior written consent of the Sellers (which consent shall not be unreasonably withheld).


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



                  SECTION 7.7. Insurance.

                  The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy, or any other insurance policy whatsoever, and (ii) in connection with the foregoing or otherwise, to solicit, or permit and assist any insurer, any agent thereof or any other Person (other than a lender which is not also an insurer) to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

                  SECTION 7.8. Indemnity by Issuer. The Issuer shall indemnify, defend, and hold harmless from and against, and pay to the Servicer all reasonable costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the duties herein contained in accordance with the terms and conditions herein and in the Administration Agreements, except to the extent that such costs, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, negligence or bad faith of the Servicer; (b) relates to any tax other than the taxes with respect to which the Servicer shall be otherwise indemnified pursuant to this Agreement; (c) shall arise from the Servicer's breach of any of its representations, warranties or covenants set forth herein and in the Administration Agreements; (d) shall be one as to which the Sellers are required to indemnify the Servicer or (e) shall be amounts payable by (and not reimbursable to) the Servicer pursuant to this Agreement and the Administration Agreements. Any amounts due the Servicer pursuant to this Section 7.8 shall be payable only to the Servicer pursuant to Section 5.6(d) or 9.1(b).

                  SECTION 7.9. Servicer May Own Notes and Certificates. The Servicer or any of its Affiliates may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Outstanding" specified in Section 1.1. Notes or Certificates so owned by or pledged to the Servicer or any Affiliate thereof shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes or Certificates, as applicable.


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                                  ARTICLE VIII

                         EVENTS OF SERVICING TERMINATION

                  SECTION 8.1. Events of Servicing Termination. Any one of the following events which shall occur and be continuing shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                             (i) Any failure by the Servicer to deliver to the
                  Owner Trustee or the Indenture Trustee the Servicer's Certificate for the related Collection Period, or any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee, for deposit in any Trust Account, any proceeds or payments required to be so delivered under the terms of the Notes or this Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit
                  Date), which failure continues unremedied for a period of five Business Days after (A) discovery by the Servicer or (B) receipt of written notice (1) to the Servicer by the Indenture Trustee or the Owner Trustee or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the

                  Noteholders representing not less than 25% of the Outstanding Amount of the Controlling Notes;

                            (ii) Failure on the part of the Servicer to duly
                  observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure shall (a) materially adversely affect the rights of the Issuer or the Holders, and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Indenture Trustee or the Owner Trustee, or (2) to the Indenture Trustee or the Owner Trustee, as applicable, and the Servicer by the Noteholders representing not less than 25% of the Outstanding Amount of the Controlling Notes;

                           (iii) A court or other governmental authority having
                  jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days; or


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

                            (iv) The Servicer shall have commenced a voluntary
                  case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing.

                  Upon the occurrence of any Event of Servicing Termination as described above, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, either the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Controlling Notes, by notice given in writing to the Servicer

(and to the Indenture Trustee, if given by Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. In addition, the Sellers may terminate all rights and obligations of the Servicer hereunder at any time after a calendar year, or in the case of 1997, the last three months of such year, during which Aggregate Losses on the Receivables exceed 1.20% of the Average Annual Balance for such calendar year or, in the case of 1997, partial calendar year; provided, however, that such termination of the Servicer shall not be effective unless Chase, Chase USA or another party satisfying the Rating Agency Condition assumes the Servicer's servicing obligations and duties under this Agreement. If the Sellers do not exercise their right to terminate the Servicer as a result of Aggregate Losses exceeding such threshold by giving written notice of termination to the Servicer, within six months after the end of any calendar year, they will be deemed to have waived their right to terminate the Servicer based on this paragraph with respect to such calendar year (but such waiver shall not affect the Sellers' right to terminate the Servicer if the Aggregate Losses on the Receivables exceed the amount specified above in a subsequent calendar year).

                  On or after the receipt by the Servicer of such written notice and the appointment of Chase pursuant to Section 8.2, all responsibilities, duties and liabilities of the Servicer under this Agreement, whether with respect to the Certificates, the Notes or the Receivables or otherwise, shall pass to and be vested in Chase pursuant to Section 8.2; and, without limitation, the Indenture Trustee or the Owner Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the

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

purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. In connection with such termination, the predecessor Servicer shall, upon request of Chase, deliver to Chase, at predecessor Servicer's expense, all data and records (including, without limitation, computerized records) created or used for the servicing of the Receivables and all Collections then held by the predecessor Servicer for deposit or thereafter received by the predecessor Servicer with respect to a Receivable. In addition to delivering such data, records and monies, the predecessor Servicer shall, at predecessor Servicer's expense, use reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to Chase, including, without limitation, directing the Obligors to remit all payments in respect of the Receivables to an account or address designated by Chase. In connection with any termination pursuant to the penultimate sentence of the immediately preceding paragraph, the Servicer shall pay the expense of any servicing systems conversion required as a result of such termination, including, but not limited to, the expenses of formatting all information into a format acceptable to the successor Servicer. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement (including amounts payable to it with respect to the period ending on the date of the termination of the Servicer hereunder), on the Distribution Date relating to the Collection Period in which the Servicer was terminated (or if funds are not sufficient therefor, on each subsequent Distribution Date until paid in full). The Indenture Trustee and the Owner Trustee shall give written notice of any termination of the Servicer to their related Holders, and the Indenture Trustee shall give such notice to the Rating Agencies. Neither Chase nor any successor Servicer shall be deemed to be in default hereunder by reason of its failure to make, or any delay in making, any distribution hereunder or any portion thereof which was caused by (i) the failure of the predecessor Servicer to deliver, or any delay in delivering cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the predecessor Servicer.

                  SECTION 8.2. Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 8.1 or resignation pursuant to Section 7.5, Chase shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, Chase shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, if Chase shall be unwilling so to act, or shall be legally unable so to act, the Sellers shall appoint, or petition a court of competent jurisdiction to appoint any Eligible Servicer, as


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



successor Servicer under this Agreement, provided, that the appointment of any such successor Servicer is required to satisfy the Rating Agency Condition. In connection with such appointment, the Sellers may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as they and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Sellers and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless Chase shall be prohibited by law from so acting, Chase shall not be relieved of its duties as successor Servicer under this Section 8.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

                  SECTION 8.3. Notification to Noteholders and
Certificateholders. Upon any Event of Servicing Termination, or appointment of a successor Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders, at their respective addresses of record, and to the Rating Agencies.

                  SECTION 8.4. Waiver of Past Defaults. The Noteholders representing at least a majority of the Outstanding Amount of the Controlling Notes may, on behalf of all such Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived; provided, however, that the Indenture Trustee or the Owner Trustee shall only be required to give such notice if a Responsible Officer thereof has actual knowledge of the related event.


                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1. Optional Purchase of All Receivables; Trust Termination. (a) Subsequent to the last day of any Collection Period as of which the Pool Balance shall be equal to or less than 5% of the Cutoff Date Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate (including the rights of the Trust to any Liquidated Receivables and any Deferred Paid-Ahead Amounts, but excluding the Collection Account, the Reserve Account

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

and the Note Distribution Account) by depositing the Optional Purchase Amount on the Deposit Date subsequent to any such last day. The effective date of such purchase shall be the last day of the Collection Period preceding such Deposit Date. To exercise such option, the Servicer shall notify the Indenture Trustee, the Owner Trustee, the Sellers, the Note Registrar and the Certificate Registrar in writing, no later than the 25th day of the Collection Period preceding such Deposit Date, shall pay the aggregate Optional Purchase Amount on the related Deposit Date and shall succeed to all interests in, to and under such portion of the Owner Trust Estate. The payment shall be made in the manner specified in
Section 5.4, and shall be distributed pursuant to Section 5.5; provided, that, in no event shall the Optional Purchase Amount so deposited, when added to the amounts on deposit (or required to be deposited) in the Collection Account on such date and available for distribution to Noteholders on the related Distribution Date, be less than the amount required to pay all accrued and unpaid interest on the Notes and the Outstanding Amount of the Notes, after giving effect to the Servicer Payment.

                  (b) Upon any sale of the assets of the Issuer pursuant to
Article V of the Indenture, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Sale

Proceeds") in the Collection Account. On the Distribution Date on which the Sale Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee in writing to make, and the Indenture Trustee shall make, the following deposits and distributions (after the application on such Distribution Date of the Available Amount pursuant to Section 5.5) from the Sale Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein):

                             (i) to the Note Distribution Account, (A) any
                  portion of the Class A Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date and (B) the Outstanding Amount of the Class A Notes (after giving effect to the reduction in the Outstanding Amount of the Class A Notes resulting from the deposits made in the Note Distribution Account on such Distribution Date) (for distribution to the Class A Noteholders pro rata based on their respective unpaid principal amounts);

                            (ii) to the Note Distribution Account, (A) any
                  portion of the Class B Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date and (B) the Outstanding Amount of the Class B Notes (after giving effect to the reduction of the Outstanding Amount of the Class B Notes resulting from the deposits made in the Note Distribution Account on such Distribution Date);

                           (iii) to the Note Distribution Account, (A) any
                  portion of the Class C Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date and (B) the Outstanding Amount of the Class C Notes resulting from the deposits made in the Note Distribution Account on such Distribution Date);

                            (iv) to the Servicer, any amounts payable to the
                  Servicer pursuant to Section 7.4(c) or 7.8; and

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

                             (v) to the CITSF Administrator any amounts payable
                  to the CITSF Administrator pursuant to Section 21 of the CITSF Administration Agreement.

                  Any Sale Proceeds remaining after the deposits described above shall be paid to the Certificateholders in accordance with their respective Certificate Interests.

                  (c) Notice of any termination of the Issuer shall be given by the Servicer to the Sellers, the Owner Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof. The Owner Trustee and the Indenture Trustee shall give written notice of termination to each Noteholder and Certificateholder of record, as applicable.

                  (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                  (e) After the payment to the Indenture Trustee, the Owner Trustee, the Noteholders and the Servicer of all amounts required to be paid under this Agreement, the Indenture and the Trust Agreement, any amounts on deposit in the Reserve Account, the Paid-Ahead Account (except as provided in Section 9.1(a) or (b)) or the Collection Account shall be paid to the Certificateholders in accordance with their respective Certificate Interests and any other assets remaining in the Owner Trust Estate shall be distributed to the Sellers in accordance with their respective Depositor Allocation Percentages.

                  (f) Promptly after any repurchase of a Receivable by a Seller pursuant to Section 3.2 hereof, purchase of a Receivable by the Servicer pursuant to Section 4.6 hereof or purchase of a portion of the Owner Trust Estate by the Servicer pursuant to Section 9.1(a) hereof, the Owner Trustee, the Issuer and the Indenture Trustee shall execute such documents as are presented to it by such Seller or the Servicer and are reasonably necessary to convey such Repurchased Receivable to such Seller or the Servicer (and, in the case of Section 9.1, to convey to the Servicer such portion of the Owner Trust Estate), and transfer all right, title and interest in and to such Repurchased Receivable and the Receivables Files related thereto (and in the case of Section 9.1, such portion of the Owner Trust Estate) (including any Paid-Ahead Amounts and any other payments in respect of such Receivable or the related Financed Boat received after effective date of such purchase or repurchase.

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
                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1. Amendment. This Agreement may be amended by the Sellers, the Servicer and the Issuer, with the prior consent of the Indenture Trustee and the Owner Trustee and prior notice to the Rating Agencies but without prior notice to or the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions herein, to evidence a succession to the Servicer or a Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel reasonably acceptable and delivered to the Owner Trustee and the Indenture Trustee, materially adversely affect the interests of the Issuer or any of the Holders, provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment, or (ii) to effect a transfer or assignment in compliance with Section 10.6(a) of this Agreement. Notwithstanding the foregoing, no amendment modifying the provisions of Section 5.5 shall become effective without satisfaction of the Rating Agency Condition.

                  This Agreement may also be amended from time to time by the Sellers, the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee, with the consent of the Noteholders representing at least a majority of the Outstanding Amount of the Notes and the Certificate Interest of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders (including effecting a transfer or assignment in compliance with Section 10.6(a) of this Agreement); provided, however, that no such amendment, except with the consent of Noteholders representing 100% of the Outstanding Amount or Certificateholders representing 100% of the Certificate Balance then outstanding, as applicable, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables, or distributions that shall be required to be made for the benefit of any Certificateholder or Noteholder, or (b) reduce the aforesaid percentage of the Certificate Interest of the Certificates or the Outstanding Amount of the Notes required to consent to any such amendment.

                  Promptly after the execution of any amendment or consent referred to in this Section 10.1, the Owner Trustee shall furnish a copy of such amendment or consent to the Indenture Trustee and each Certificateholder and to the Rating Agencies.

                  It shall not be necessary for the consent of the Indenture Trustee, the Certificateholders or the Noteholders

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

pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee and the Owner Trustee shall not be obligated to enter into any such amendment which affects the Indenture Trustee's and the Owner Trustee's own rights, duties or immunities under this Agreement.

                  Satisfaction of the Rating Agency Condition is required prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (i) of the first paragraph of this Section 10.1.

                  The Issuer hereby agrees not to enter into an indenture or supplemental indenture for the purpose of amending the Indenture without the prior written consent of the CITSF Administrator. The Sellers hereby agree not to amend the Trust Agreement without the prior written consent of the CITSF Administrator.

                  SECTION 10.2. Protection of Title to Owner Trust Estate.

                  (a) After the Closing Date, the Servicer, pursuant to the power-of-attorney granted by the Sellers pursuant to Section 10.11, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Indenture Trustee in the related Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee, with copies to the Sellers, file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither of the Sellers shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by it or by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) (or any comparable section) of the Relevant UCC, unless it shall have given the Owner Trustee, the Indenture Trustee and the Servicer at least 30 days prior written notice thereof.

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

                  (c) Each Seller shall give the Owner Trustee, the Indenture Trustee and the Servicer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant hereto.

                  (f) If at any time either of the Sellers or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used marine product receivable to any prospective purchaser, creditor, or other transferee, such Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

                  (g) The Servicer shall permit either Seller, the Indenture Trustee and the Owner Trustee and their respective agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five Business

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

Days, a list of all Receivables by contract number and name of Obligor then held by the Issuer, together with a reconciliation of such list to the Schedules of Receivables and to each of the Servicer Certificates indicating removal of Receivables from the Owner Trust Estate.

                  (i) The Sellers shall deliver to the Owner Trustee and the Indenture Trustee upon the execution and delivery of this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings.

                  (j) The Servicer shall deliver to the Owner Trustee and Indenture Trustee on or before March 31 of each year, commencing with March 31, 1998, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the provisions of Section 10.4, such Opinion of Counsel may be sent by regular non-certified mail, and such mailed opinion shall be deemed delivered when so mailed.

                  (k) The Sellers shall, to the extent required by applicable law, cause the Notes to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act

within the time periods specified in such sections.

                  (l) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  (m) Before amending the Servicing Agreement or consenting to the assignment of the obligations of any of the parties thereto, the Sellers shall provide the Rating Agencies with written notice thereof.

                  (n) The Sellers shall cause an Assignment to be filed with the Secretary of Transportation with respect to each Financed Boat that is a U.S. Documentable Boat and is related to a Designated Receivable, in each case no later than 120 days after the Closing Date, evidencing the ultimate assignment of the related Preferred Mortgage from the related Originating Entity to the

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

Trust. On such 120th day, the Sellers shall deliver to the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Indenture Trustee (with copies to the Rating Agencies) to the effect that, assuming the proper recordation filing of such Assignments, such Assignments are effective in transferring to the Trust a perfected security interest in the related Financed Boats.

                  If following such 120-day period the Trust does not have a perfected security interest in any Financed Boat that is both a U.S. Documentable Boat and related to a Designated Receivable, such failure materially and adversely affects the interest of the Issuer in such Receivable and such failure continues for 30 days after the related Seller discovers or receives written notice of such failure, such Seller shall repurchase such Receivable as of the last day of the Collection Period in which such 30-day period shall have lapsed. In consideration of the repurchase of a Receivable, any such Seller shall remit the Repurchase Amount of such Receivable on the Deposit Date next succeeding such last day in the manner specified in Section 5.4. The sole remedy of the Issuer, the Indenture Trustee or the Holders with respect to any breach of this Section 10.2(m) shall be to require such Seller to repurchase the related Receivables. For administrative convenience, if Chase is obligated pursuant to this Section 10.2(m) to repurchase a Chase Receivable from the Issuer, Chase USA, at its option, may satisfy Chase's obligations by repurchasing such Receivable upon the same terms as if Chase had repurchased such Receivable.

                  SECTION 10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions, and the obligations, rights, remedies of the parties hereunder shall be determined in accordance with such laws.


                  SECTION 10.4. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of (i) Chase USA, to Chase Manhattan Bank USA, National Association, 802 Delaware Avenue, Wilmington, Delaware 19801, Attention: Controller and (ii) in the case of Chase, The Chase Manhattan Bank, c/o Chase Financial Corporation, 250 West Huron, Cleveland, Ohio 44113, Attention: Chief Financial Officer (cc: General Counsel), or at such other address as shall be designated by either of the Sellers in a written notice to the Indenture Trustee, (b) in the case of the Servicer, The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039, Attn:
President, with a copy to: The CIT Group/Sales Financing, Inc., 715 South Metropolitan Avenue, Suite 150, Oklahoma City, Oklahoma 73108-2090, Attn: Senior Vice President, or at such other address as shall be designated by the Servicer in a written notice to the Indenture Trustee, (c) in the case of the Indenture Trustee, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Office, and, (d) in the case of the Issuer and the Owner Trustee, at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Holder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder shall receive such notice.

                  SECTION 10.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or of the Notes or the rights of the Holders thereof.

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

                  SECTION 10.6. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3, 7.3, 7.5, 7.6 and
8.2 and subject to the terms of the Servicing Agreement, neither of the Sellers nor the Servicer may assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment satisfies the Rating Agency Condition. In the event of a transfer or assignment pursuant to this Section 10.6, the Rating Agencies shall be provided with notice of such transfer or assignment.

                  SECTION 10.7. Certificates and Notes Nonassessable and Fully Paid. The interests represented by the Certificates and Notes shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon authentication thereof by the Indenture Trustee and the Owner Trustee pursuant to the Trust Agreement and the Indenture, respectively, each Certificate and Note shall be deemed fully paid.

                  SECTION 10.8. Third-Party Beneficiaries. This Agreement inures to the benefit of and is binding upon the parties hereto, and their respective successors and permitted assigns. The Administrators, the Owner Trustee, individually and on behalf of the Certificateholders, and the Indenture Trustee, individually and on behalf of the Noteholders are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as it were a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                  SECTION 10.9. Assignment to Indenture Trustee. Each Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

                  SECTION 10.10. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Norwest Bank Minnesota, National Association not in its individual capacity but solely as Indenture Trustee, and in no event shall Norwest Bank Minnesota, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  SECTION 10.11. Power-of-Attorney. Each of the Sellers do hereby make, constitute and appoint the CITSF, as Servicer hereunder, and any successor Servicer hereunder, as its attorney-in-fact to execute on behalf of such Seller any of the financing statements and continuation statements required to be executed by the Servicer pursuant to Section 10.2 or other documents or financing statements required to be executed or filed in order to realize on a Financed Boat or to comply with the Servicer's obligations under Section 4.4 hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  CHASE MANHATTAN BANK USA, NATIONAL
                                  ASSOCIATION,
                                    as Seller

                                  By:
                                     ----------------------------
                                     Name:    Keith Schuck
                                     Title:   Vice President

                                  THE CHASE MANHATTAN BANK,
                                    as Seller

                                  By:
                                     ----------------------------
                                     Name:    Robert Krug
                                     Title:   Vice President

                                  THE CIT GROUP/SALES FINANCING, INC.,
                                    as Servicer

                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

                                  CHASE MANHATTAN MARINE OWNER TRUST,
                                  1997-A,
                                    as Issuer

                                  By:  WILMINGTON TRUST COMPANY,
                                             not in its individual
                                             capacity but solely as
                                             Owner Trustee on behalf
                                             of the Issuer

                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

Acknowledged and Accepted:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
   --------------------------------
   Name:   Marianna Stershic
   Title:  Assistant Vice President

                                                                    SCHEDULE A-1

                          LIST OF CHASE USA RECEIVABLES

            Delivered to the Owner Trustee and the Indenture Trustee
                              on the Closing Date.

                                                                    SCHEDULE A-2

                            LIST OF CHASE RECEIVABLES

            Delivered to the Owner Trustee and the Indenture Trustee
                              on the Closing Date.

                                                                      SCHEDULE B

                               ALLOCATION OF NOTES

                                Chase                       Chase USA

Class A-1                       $20,649,200.00              $21,150,800.00
Class A-2                       $27,466,400.00              $28,133,600.00
Class A-3                       $24,996,400.00              $25,603,600.00
Class A-4                       $18,426,200.00              $18,873,800.00
Class A-5                       $14,474,200.00              $14,825,800.00
Class A-6                       $11,707,800.00              $11,992,200.00
Class B                         $ 5,261,100.00              $ 5,388,900.00
Class C                         $ 8,552,142.45              $ 8,759,886.80



                           ALLOCATION OF CERTIFICATES

                                   Chase                Chase USA

             Certificates         49.40%                  50.60%

                                                                      SCHEDULE C

                   ALLOCATION OF FEES AND EXPENSES TO SERVICER

                                                                       EXHIBIT A

                       THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICER

                  The undersigned certifies that he/she is the [title] of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he/she is duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 4.8 of the Sale and Servicing Agreement, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), among CITSF as Servicer, Chase Manhattan Bank USA National Association, as a Seller, The Chase Manhattan Bank, as a Seller, and the Chase Manhattan Marine Owner Trust 1997-A, as Issuer (all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement), and further certifies that:

                  1. The Monthly Report for the period from __________ to __________ attached to this certificate is complete and accurate in accordance with the requirements of Section 4.8 of the Agreement; and

                  2. As of the date hereof, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred. [If an Event of Servicing Termination has occurred, such Event of Servicing Termination shall be specified and its current status reported.]

                  IN WITNESS WHEREOF, we have affixed hereunto our signatures this ___ day of ________________, 199_.

                                         THE CIT GROUP/SALES FINANCING, INC.,
                                           as Servicer

                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                            [FORM OF MONTHLY REPORT]

                                                                       EXHIBIT C

                          FORM OF AMENDED AND RESTATED
                               SERVICING AGREEMENT